Exhibit 4.1

EXECUTION VERSION

GEOKINETICS HOLDINGS USA, INC.

GEOKINETICS INC.

9.75% SENIOR SECURED NOTES DUE 2014

Indenture

Dated as of December 23, 2009

U.S. Bank National Association

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture
Act Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	13.03
(c)	13.03
313(a)	7.06, 13.03
(b)(1)	7.06
(b)(2)	7.06, 7.07
(c)	7.06, 13.02
(d)	7.06
314(a)	7.06, 13.05
(b)	10.06
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)(1)	10.06
(e)	13.05
(f)	N.A.
315(a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316(a) (last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	N.A.
(c)	13.14

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

i

317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.
(b)	N.A.
(c)	13.01

ii

i

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF SUPPLEMENTAL INDENTURE

Exhibit E	FORM OF RECOGNITION AGREEMENT

v

INDENTURE dated as of December 23, 2009 among Geokinetics Holdings USA, Inc., a Delaware corporation (the “Company”), the Parent (as defined below) and U.S. Bank National Association, as trustee.

The Company, the Parent and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 9.75% Senior Secured Notes due 2014:

ARTICLE ONE
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01                                        Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A attached hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

“Acquisition” means the acquisition by the Parent and certain Subsidiaries of the on-shore seismic and related multi-client library business of Petroleum Geo-Services ASA, a Norwegian corporation, pursuant to the Acquisition Purchase Agreement.

“Acquisition Closing Date” means the date on which the Acquisition is consummated.

“Acquisition Purchase Agreement” means the Purchase Agreement, dated December 3, 2009, by and among the Parent and certain direct and indirect wholly-owned Subsidiaries of the Parent and Petroleum Geo-Services ASA and certain direct and indirect wholly-owned Subsidiaries of Petroleum Geo-Services ASA.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.

“Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than (x) the Initial Notes, (y) any Exchange Notes and (z) any Note issued pursuant to Sections 2.07(a), (c), (e) or (f), Section 2.08 or Section 2.11 hereof) issued under this Indenture in accordance with Section 2.02 hereof as part of the same Series as the Initial Notes.

“Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of such Person shall be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Premium” means, with respect to a Note at any redemption date, the excess, if any, of (A) the present value as of such date of redemption of (1) the redemption price of such Note on December 15, 2011 (such redemption price being described herein at Section 3.07) plus (2) all required interest payments due on such Note through December 15, 2011, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(a)                                  the sale, lease, conveyance or other disposition of any assets, other than a transaction governed by the provisions of this Indenture pursuant to Section 4.07 and/or 5.01 hereof; and

(b)                                 the issuance of Equity Interests by any of the Parent’s Restricted Subsidiaries or the sale by the Parent or any Restricted Subsidiary thereof of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(a)                                  any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $500,000;

(b)                                 a transfer of assets or Equity Interests between or among the Parent and its Restricted Subsidiaries; provided however to the extent such transfer involves Collateral or any part thereof and the transferee is not the Company or a Guarantor, the transferee shall execute joinder agreements to the Intercreditor Agreement and the Security Documents or enter into substantially similar agreements immediately upon consummation of such transaction in accordance with the requirements of the Security Documents to pledge such transferred Collateral;

(c)                                  an issuance of Equity Interests by a Restricted Subsidiary of the Parent to the Parent or to another Restricted Subsidiary;

(d)                                 the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(e)                                  the sale or other disposition of Cash Equivalents;

(f)                                    dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(g)                                 a Restricted Payment that is permitted pursuant to Section 4.09 hereof, and any Permitted Investment;

(h)                                 any sale or disposition of any property or equipment that has become damaged, worn out or obsolete; and

(i)                                     the creation of a Lien not prohibited by this Indenture.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” will have corresponding meaning.

“Board of Directors” means:

(a)                                  with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(b)                                 with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(c)                                  with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Parent or the Company, as applicable, to have been duly adopted by the Board of Directors of the Parent or the Company, as applicable, and to be in full force and effect on the date of such certification.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(a)                                  in the case of a corporation, corporate stock;

(b)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)                                  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(a)                                  U.S. dollars and Euros;

(b)                                 securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than six months from the date of acquisition;

(c)                                  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a rating at the time of acquisition thereof of P-1 or better from Moody’s or A-1 or better from Standard & Poor’s Ratings Services;

(d)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)                                  commercial paper having the highest rating obtainable from Moody’s or Standard & Poor’s Ratings Services and in each case maturing within six months after the date of acquisition;

(f)                                    securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or Standard & Poor’s Ratings Services and having maturities of not more than six months from the date of acquisition; and

(g)                                 money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition.

“Change of Control” means the occurrence of any of the following:

(a)                                  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Principals;

(b)                                 the adoption of a plan relating to the liquidation or dissolution of the Parent or the Company;

(c)                                  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principals, becomes the Beneficial Owner, directly or indirectly, of 35% or more of the voting power of the Voting Stock of the Parent;

(d)                                 the first day on which a majority of the members of the Board of Directors of the Parent or the Company are not Continuing Directors; or

(e)                                  the Parent or the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Parent or the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or the Company, as the case may be, or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (1) the Voting Stock of the Parent or the Company, as the case may be, outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (2) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principals, becomes, directly or indirectly, the Beneficial Owner of 35% or more of the voting power of the Voting Stock of the surviving or transferee Person.

(f)                                    Parent ceases to own 100% of the Equity Interests of the Company (unless the Parent and the Company are merged).

“Clearstream” means Clearstream Banking, a société anonyme organized under the laws of Luxembourg.

“Collateral” means all of the “Collateral” referred to in the Security Documents and all of the other property and assets that are or are intended under the terms of this Indenture and the Security Documents to be subject to first priority Liens in favor of the Trustee and for the benefit of the Holders.

“Collateral Accounts” means any segregated account under the sole control of the Collateral Agent for the benefit of the Holders of the Notes and the holders of other Priority Lien Debt, and includes all cash and Cash Equivalents received by the Trustee, Revolver Agent or the Collateral Agent from an Asset Sale of Collateral, foreclosures on or sales of Collateral, or any other awards or proceeds pursuant to the Security Documents, including earnings, revenues, rents, issues, profits and income from such Collateral received pursuant to the Security Documents, and interest earned thereon.

“Collateral Agent” means U.S. Bank National Association, acting as the collateral trustee under the Security Documents.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(a)                                  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(b)                                 Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(c)                                  depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; provided that if any non-cash expense is recovered for cash in future periods, the amount of such cash shall be deducted in computing Consolidated Net Income in the period of receipt; minus

(d)                                 non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Parent shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Parent (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Parent and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Parent by such Restricted Subsidiary without prior governmental approval (that has not been obtained) and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Income” means, for any period, the aggregate of the Net Income of the Parent and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(a)                                  the Net Income or loss of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(b)                                 the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(c)                                  the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded; and

(d)                                 the cumulative effect of a change in accounting principles shall be excluded.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (i) total consolidated secured Indebtedness of the Parent and its Restricted Subsidiaries as of such date, after giving effect to all Incurrences and repayments of Indebtedness on or about such date, to (ii) Consolidated Cash Flow of the Parent for the most recent four consecutive fiscal quarters for which financial statements are available ending prior to such date, with such pro forma and other adjustments as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Parent or the Company, as applicable, who:

(a)                                  was a member of such Board of Directors on the Issue Date; or

(b)                                 was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Revolving Credit Facility), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part, from time to time.

“Currency Agreement” means any financial arrangement entered into between a Person (or its Restricted Subsidiaries) and a counterparty on a case by case basis in connection with a foreign exchange futures contract, currency swap agreement, currency option or currency exchange or other similar currency related transactions, the purpose of which is to mitigate or eliminate its exposure to fluctuations in exchange rates and currency values.

“Custodian” means the Trustee, as custodian for the Depositary or its nominee with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A attached hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.09 hereof.  The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.

“Domestic Subsidiary” means any Restricted Subsidiary of the Parent other than a Restricted Subsidiary that is (x) a “controlled foreign corporation” under Section 957 of the

Internal Revenue Code (i) whose primary operating assets are located outside the United States and (ii) that is not subject to tax under Section 882(a) of the Internal Revenue Code because of a trade or business within the United States or (y) a Subsidiary of an entity described in the preceding clause (x).

“Enforcement Action” means:

(a)                                  Notifying any debtors to direct payments, in respect of receivables that are subject to Liens, to a creditor or directly collecting accounts receivables that are subject to Liens or other payment rights of the Parent or any Subsidiary that are subject to Liens; and

(b)                                 exercising any rights or remedies (including any right of set-off or recoupment) with respect to any Collateral or taking any steps, proceedings or actions whatsoever whether at law (including, without limitation, under the Uniform Commercial Code or any other personal property security act) or under any of the Security Documents, in any such case, to enforce all or any of the Security Documents or any other rights with respect to any Collateral (including any steps, proceedings or actions to foreclose upon, or to take possession of or to sell all or any of the Collateral, or any other enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien, whether arising pursuant to the Security Documents, in connection with a judgment against the Parent or any Subsidiary or otherwise).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private placement of Capital Stock (other than Disqualified Stock) of the Parent (other than (x) public offerings with respect to the Parent’s Capital Stock, or options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of Capital Stock issued in connection with a transaction that constitutes a Change of Control) to any Person other than any Subsidiary thereof or the Principals.

“Escrow Account” means the account into which the Pledged Funds are deposited immediately after the issuance of the Initial Notes.

“Escrow Agent” means U.S. Bank National Association, as collateral agent under the Pledge Agreement.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Exchange Notes” means the Notes issued in the Exchange Offer in accordance with Section 2.07(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Indebtedness” means (i) the aggregate amount of Indebtedness of the Parent and its Restricted Subsidiaries (other than Indebtedness under the Revolving Credit Facility or under the Notes and the related Note Guarantees) in existence on the Issue Date after giving effect to the application of the proceeds of (x) the Notes and (y) any borrowings made under the Revolving Credit Facility on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Parent, whose determination, unless otherwise specified below, shall be conclusive if evidenced by a Board Resolution.  Notwithstanding the foregoing, (x) the Board of Directors’ determination of Fair Market Value shall be evidenced by a Board Resolution attached to an Officers’ Certificate delivered to the Trustee if the Fair Market Value exceeds $5,000,000 and (y) the Board of Directors’ determination of Fair Market Value shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10,000,000.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event occurs for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(a)                                  acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (c) of the proviso set forth in the definition of Consolidated Net Income;

(b)                                 the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

(c)                                  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;  and

(d)                                 consolidated interest expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(a)                                  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(b)                                 the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(c)                                  any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(d)                                 the product of (x) all dividends, paid in cash, on any series of Disqualified Stock or Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Parent or to the Parent or a Restricted Subsidiary of the Parent, times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.07(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.07(b)(iv), 2.07(d)(ii) or 2.07(f) hereof.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means

(a)                                  the Initial Guarantors; and

(b)                                 any other Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a)                                  interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(b)                                 commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(c)                                  foreign exchange contracts, currency swap agreements and other similar agreements or arrangements with respect to foreign currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee, or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided that (x) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Parent shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Parent and (y) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Parent or its Restricted Subsidiary as accrued.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(a)                                  in respect of borrowed money;

(b)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit  (or reimbursement agreements in respect thereof);

(c)                                  in respect of banker’s acceptances;

(d)                                 in respect of Capital Lease Obligations;

(e)                                  in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

(f)                                    representing Hedging Obligations;

(g)                                 representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or

(h)                                 in the case of a Subsidiary of such Person, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

The term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture.

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(a)                                  the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(b)                                 the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

The amount of Indebtedness denominated in any foreign currency shall be the amount of U.S. dollars into which the value of the foreign currency represented by such Indebtedness could be exchanged on the date of determination.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Guarantors” means the Parent and all of the Domestic Subsidiaries of the Parent (other than the Company), once they have guaranteed the Notes in accordance with this Indenture by executing and delivering a supplemental indenture pursuant to Section 4.18.

“Initial Notes” means (i) the first $300,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof and (ii) any Exchange Notes.

“Intercreditor Agreement” means the Collateral Trust and Intercreditor Agreement among the Company, the guarantors from time to time party thereto, the Trustee, the administrative agent and the other senior representatives from time to time party thereto, and U.S. Bank National Association, as collateral trustee.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on the day immediately preceding June 15, 2010.

“Interest Rate Agreement” means any financial arrangement entered into between a Person (or its Restricted Subsidiaries) and a counterparty on a case by case basis in connection with interest rate swap transactions, interest rate options, cap transactions, floor transactions, collar transactions and other similar interest rate protection related transactions, the purpose of which is to mitigate or eliminate its exposure to fluctuations in interest rates.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (other than investments in multi-client seismic libraries, data, working interests or leasehold interests acquired in connection with the provision of seismic data acquisition services).

If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent, the Parent shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of.  The acquisition by the Parent or any Restricted Subsidiary of the Parent of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

“Issue Date” means the date of original issuance of the Notes under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Legended Regulation S Global Note” means a global Note in the form of Exhibit A bearing the Global Note Legend, the Regulation S Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statues) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereof.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(a)                                  any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with:  (i) any sale of assets outside the ordinary course of business of such Person; or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(b)                                 any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (a) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (b) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (d) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (e) in the case of any Asset Sale by a Restricted Subsidiary of the Parent, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Parent or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Parent or any Restricted Subsidiary thereof and (f) appropriate amounts to be provided by the Parent or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (i) excess amounts set aside for payment of taxes pursuant to clause (b) above remaining after such taxes have been paid in full or the statute of limitations therefore has expired and (ii) amounts initially held in reserve pursuant to clause (f) no longer so held, shall, in the case of each of subclause (i) and (ii), at that time become Net Proceeds.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Documents” means this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement (and related Security Documents), each Priority Debt Sharing Confirmation, and all other agreements related to the Indenture, the Notes and the Guarantees.

“Note Guarantee” means a Guarantee of the Notes pursuant to this Indenture.

“Notes” means the 9.75% Senior Secured Notes due 2014 of the Company issued under this Indenture.  The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture and all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Obligor” means the Company, the Guarantors and each other Person (if any) that at any time provides collateral security for any Priority Lien Obligations.

“Offering Memorandum” means the offering memorandum, dated December 18, 2009, relating to the offering of the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Parent or the Company, as the case may be, by at least two Officers of the Parent or the Company, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Parent or the Company, as the case may be, that meets the requirements of this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Parent or the Company) that meets the requirements of this Indenture.

“Other Priority Lien Debt” means Priority Lien Debt other than Priority Bank Debt.

“Parent” means Geokinetics Inc.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Parent and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related or ancillary thereto.

“Permitted Collateral Liens” means the following types of Liens:

(a)                                  Liens existing as of the date of the issuance of the Notes;

(b)                                 Liens on Collateral securing an aggregate amount of Indebtedness not to exceed the maximum amount that would cause the Consolidated Secured Leverage Ratio, after giving effect to such Incurrence, to exceed 2.5 to 1.0; provided that (i) any such Liens shall be subordinated or equal in priority to the Liens securing the Notes, the Note Guarantees and other Priority Lien Obligations and (ii) the administrative agent or the trustee on behalf of the holders of such Indebtedness shall have executed an intercreditor agreement, pursuant to which it is agreed that such Liens are subordinated or equal in priority to the Liens securing the Notes, the Note Guarantees and the other Priority Lien Obligations on customary terms and conditions and that the holders of the Priority Bank Debt Obligations will receive payment in full of all Priority Bank Debt Obligations out of the proceeds of such Liens prior to such holders or lenders;

(c)                                  Liens securing Indebtedness under the Credit Facilities permitted to be incurred pursuant to Section 4.10(b)(i) hereof;

(d)                                 Liens securing the Parent’s or any Restricted Subsidiary’s obligations under Interest Rate Agreements or Currency Agreements permitted pursuant to Section 4.10 hereof or any collateral for the Indebtedness to which such Interest Rate Agreements or Currency Agreements relate, provided that each of the parties thereto shall have entered into the Security Documents;

(e)                                  Liens described in clauses (e) through (u) of the definition of Permitted Liens;

(f)                                    any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (e); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend in any material respect to any additional property or assets; and

(g)                                 any additional Liens on the Collateral to the extent and in the manner permitted by the Revolving Credit Facility.

“Permitted Investments” means:

(a)                                  any Investment in the Parent or in a Wholly Owned Restricted Subsidiary of the Parent that is a Subsidiary Guarantor;

(b)                                 any Investment in cash or Cash Equivalents;

(c)                                  any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person, if as a result of such Investment:

(i)	such Person becomes a Wholly Owned Restricted Subsidiary of the Parent and a Subsidiary Guarantor; or

(ii)

such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Wholly Owned Restricted Subsidiary of the Parent that is a Subsidiary Guarantor;

(d)                                 any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.08 hereof;

(e)                                  Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes) and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnifies and compensation payable thereunder;

(f)                                    stock, obligations or securities received in satisfaction of judgments;

(g)                                 advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Parent or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(h)                                 commission, payroll, travel and similar advances to officers and employees of the Parent or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP; and

(i)                                     other Investments in any Person (provided that any such Person is not an Affiliate of the Parent or is an Affiliate of the Parent solely because the Parent, directly or indirectly, owns Equity Interests in, or controls, such Person) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (i) since the Issue Date, not to exceed $10,000,000.

“Permitted Liens” means:

(a)                                  Liens on the assets of the Company and any Guarantor securing Indebtedness Incurred pursuant to Section 4.10(b)(i) hereof;

(b)                                 Liens in favor of the Parent, the Company or any Restricted Subsidiary that is a Subsidiary Guarantor;

(c)                                  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Parent or any Restricted Subsidiary of the Parent; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Parent or the Restricted Subsidiary;

(d)                                 Liens on property existing at the time of acquisition thereof by the Parent or any Restricted Subsidiary of the Parent, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Parent or the Restricted Subsidiary;

(e)                                  Liens securing the Notes (other than any Additional Notes and related Guarantees) and the Note Guarantees;

(f)                                    Liens existing on the Issue Date (other than any Liens securing Indebtedness Incurred pursuant to Section 4.10(b)(i) hereof);

(g)                                 Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(h)                                 Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (x) the Incurrence of such Indebtedness was not prohibited by this Indenture and (y) such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(i)                                     Liens securing obligations that do not exceed $10,000,000 at any one time outstanding;

(j)                                     Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.10(b)(iv); provided that any such Lien (x) covers only the assets acquired, constructed or improved with such Indebtedness and (y) is created within 180 days of such acquisition, construction or improvement;

(k)                                  Liens on cash or Cash Equivalents securing Hedging Obligations of the Parent or any of its Restricted Subsidiaries (a) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

(l)                                     Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(m)                               Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(n)                                 survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Parent or any of its Restricted Subsidiaries;

(o)                                 judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(p)                                 Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(q)                                 Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Parent or any Subsidiary thereof on deposit with or in possession of such bank;

(r)                                    any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense;

(s)                                  Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(t)                                    Liens arising from precautionary UCC financing statements regarding operating leases or consignments; and

(u)                                 Liens of franchisors in the ordinary course of business not securing Indebtedness.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(a)                                  the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(b)                                 such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(c)                                  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is expressly subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes and is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(d)                                 if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

(e)                                  such Indebtedness is Incurred by either (i) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, or (ii) the Parent or the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledge Agreement” means the Collateral Pledge and Security Agreement dated the date hereof among the Company, as pledgor, U.S. Bank National Association, as Trustee under this Indenture, and U.S Bank National Association, as collateral agent for the Secured Parties (as therein defined), governing the deposit and release of the Pledged Funds, and pursuant to which the Company shall grant a first priority interest in the Pledged Funds to the Escrow Agent for its benefit and for the ratable benefit of the Trustee and the Holders of the Notes.

“Pledged Funds” means an amount equal to 101% of the gross proceeds from the sale of the Initial Notes, together with an additional amount equivalent to interest on such Notes from and including the Issue Date to, but excluding, March 15, 2010.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Principals” means Avista Capital Partners, L.P. and its Affiliates, Maple Leaf Partners, L.P. and its Affiliates, Kestrel Capital, L.P., Somerset Capital Partners, Steven A. Webster and William R. Ziegler.

“Priority Bank Debt” means any Indebtedness under the Revolving Credit Facility Incurred pursuant to Section 4.10(b)(i).”

“Priority Bank Debt Obligations” means Obligations under the Priority Bank Debt.

“Priority Debt Representative” means:

(a)                                  in the case of the Notes and the Note Guarantees, the Trustee, or

(b)                                 in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a Priority Debt Representative (for purposes related to the administration of the security documents) pursuant to the credit agreement, indenture or other agreement governing such Series of Priority Lien Debt, and who has become a party to the Intercreditor Agreement.

“Priority Debt Sharing Confirmation” means, as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt (or the trustee, representative or agent for such holders), as set forth in the agreement governing such Series of Priority Lien Debt, for the benefit of all holders of each other existing and future Series of Priority Lien Debt and each existing and future Priority Debt Representative, that all Priority Lien Obligations will be and are secured equally and ratably by all Liens at any time granted by the Company or any other Obligor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, that all such Liens will be enforceable by the Collateral Agent for the benefit of all holders of Priority Lien Obligations equally and ratably, and that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions in the Intercreditor Agreement relating to the order of application of proceeds from enforcement of such Liens, and consent to and direct the Collateral Agent to perform its obligations under the Intercreditor Agreement.

“Priority Lien” means a Lien granted to the Collateral Agent, for the benefit of the Priority Lien Secured Parties, upon any property of the Company or any other Obligor to secure Priority Lien Obligations.

“Priority Lien Debt” means:

(a)                                  the Notes and the Note Guarantees issued under and on the date of the Indenture;

(b)                                 Indebtedness under the Revolving Credit Facility;

(c)                                  Indebtedness under existing Hedging Obligations and any guarantees thereof that, in each case, was permitted to be Incurred and so secured under each applicable

Security Document (or as to which the lenders obtained an Officers’ Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Security Documents); and

(d)                                 Indebtedness under any other Credit Facility or other Hedging Obligations that, in each case, is secured equally and ratably with the Notes by a Priority Lien that was permitted to be incurred and so secured under each applicable Security Document; provided, in the case of each issue or series of Indebtedness referred to in this clause (d), that:

(i)

on or before the date on which such Indebtedness is incurred by the Parent or the Company, as the case may be, such Indebtedness is designated by the Parent or the Company, as the case may be, in an Officers’ Certificate delivered to each Priority Debt Representative and the Collateral Agent, as “Priority Lien Debt” for the purposes of the Security Documents;

(ii)	such Indebtedness is governed by a credit agreement, an indenture or other agreement that includes a Priority Debt Sharing Confirmation; and

(iii)

all requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Collateral Agent’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (iii) will be conclusively established if the Parent or the Company, as the case may be, delivers to the Collateral Agent an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”).

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect thereof.

“Priority Lien Secured Parties” means the holders of Priority Lien Obligations and any Priority Debt Representatives.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means (a) with respect to the Notes issued on the Issue Date, the Registration Rights Agreement, to be dated the Issue Date, among the Company, the Initial Guarantors, RBC Capital Markets Corporation and Banc of America Securities LLC and (b) with respect to any Additional Notes, any registration rights agreement among the Company, the Guarantors and the other parties thereto relating to the registration by the Company and the Guarantors of such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.

“Replacement Assets” means (a) non-current assets that shall be used or useful in a Permitted Business or (b) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that shall become on the date of acquisition thereof a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor.

“Representative Amount” means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Revolver Agent” means the Administrative Agent under the Revolving Credit Facility.

“Revolving Credit Facility” means, (i) as of the date hereof until the date that the Acquisition is consummated, the Second Amended and Restated Revolving Credit and Security Agreement, dated May 24, 2007, by and among the Parent, the Subsidiaries named therein and PNC Bank, National Association, and (ii) from and after such date, the revolving credit agreement, dated as of the date that the Acquisition is consummated, among the Company, the Guarantors, Royal Bank of Canada or such other financial institution as may be selected by the Company, as administrative agent, and the lenders party thereto, as amended, supplemented, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time with another revolving credit facility.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Security Documents” means the intercreditor agreements and one or more security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company, a Guarantor or any other Obligor creating (or purporting to create) a Lien upon the Collateral as contemplated by the Indenture and the Security Documents, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Series of Priority Lien Debt” means, severally, the Notes, the Note Guarantees and each other issue or series of Priority Lien Debt for which a single transfer register is maintained.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act, provided, however, that for purposes of this Indenture and the Notes, 5% shall be substituted for 10% in each place that it appears in such definition.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means:

(a)                                  any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes; and

(b)                                 any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Note Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any specified Person:

(a)                                  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)                                 any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantor” means any Restricted Subsidiary of the Parent that guarantees the Company’s Obligations under the Notes in accordance with the terms of this Indenture, and its successors and assigns, until released from its obligations under such Guarantee and this Indenture in accordance with the terms of this Indenture.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to December 15, 2011; provided, however, that if the period from the redemption date to December 15, 2011 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unlegended Regulation S Global Note” means a permanent Global Note in the form of Exhibit A bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.14 hereof and any Subsidiary of such Subsidiary.

“U.S. Person” means a U.S. person as defined in Rule 902(k) of Regulation S under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)                                  the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(b)                                 the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02                                        Other Definitions.

Term	Defined in Section

“Act”	13.14
“Affiliate Transaction”	4.13
“Asset Sale Offer”	4.08
“Authentication Order”	2.02
“Calculation Agent”	2.03
“Calculation Date”	1.01 (“Fixed Charge Coverage Ratio”)
“Change of Control Offer”	4.07
“Change of Control Payment”	4.07
“Change of Control Payment Date”	4.07
“Company”	Preamble
“controlled by”	1.01 (“Affiliate”)
“controlling”	1.01 (“Affiliate”)
“Covenant Defeasance”	8.03
“Daily Interest Amount”	2.03
“DTC”	2.04
“Escrow Release Date”	3.08

Term	Defined in Section

“Excess Proceeds”	4.08
“Excess Proceeds Trigger Date”	4.08
“Event of Default”	6.01
“Incurred”	1.01 (“Incur”)
“Incurrence”	1.01 (“Incur”)
“Legal Defeasance”	8.02
“Patriot Act”	13.18
“Paying Agent”	2.04
“Payment Default”	6.01
“Permitted Debt”	4.10
“Registrar”	2.04
“Restricted Payments”	4.09
“Special Mandatory Redemption”	3.08
“Special Redemption Date”	3.08
“Special Redemption Notice”	3.08
“Special Redemption Payment”	3.08
“Specified Courts”	13.09
“under common control with”	1.01 (“Affiliate”)

Section 1.03                                        Incorporation by Reference to the Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Company and the Guarantors and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04                                        Rules of Construction.

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           words in the singular include the plural, and in the plural include the singular;

(e)           provisions apply to successive events and transactions; and

(f)            references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

Section 1.05                                        Intercreditor Agreement.

Each Holder, by accepting a Note, agrees, and the Trustee agrees, that this Indenture is subject to the terms of the Intercreditor Agreement and that such Holder’s and the Trustee’s rights and benefits hereunder are limited accordingly and that such Holder’s and the Trustee’s rights and benefits are subject to all relevant provisions of the Intercreditor Agreement.

ARTICLE TWO
THE NOTES

Section 2.01                                        Form and Dating.

(a)                   General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto.  The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depositary rule or usage, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officer or Officers of the Company executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company).  Each Note shall be dated the date of its authentication.  The Notes shall be (i) issued in registered form without interest coupons and (ii) only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall (to the fullest extent permitted by applicable law) govern and be controlling.

(b)                   Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, by adjustments made thereon and/or in the records of the Custodian to reflect exchanges and redemptions as hereinafter provided.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

Section 2.02                                        Execution and Authentication.

(a)                   At least one Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

(b)                   If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(c)                   A Note shall not be valid until authenticated by the manual signature of the Trustee.  Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)                   The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

(e)                   The Trustee shall, upon a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate Notes for original issue with an unlimited maximum aggregate principal amount, of which $300,000,000 shall be issued on the date of this Indenture.

(f)                    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03                                        Methods of Receiving Payments on the Notes and Interest Payment.

(a)                   For so long as the Notes are held in one or more Global Notes, the Company shall pay all principal, interest and premium and Additional Interest, if any, in respect of the Notes represented by Global Notes by wire transfer of immediately available funds to the account specified by the Holder of the relevant Global Note (so long as such wire transfer may be so made).  Otherwise, if a Holder has given wire transfer instructions to the Company at least 30 days prior to the applicable payment date, the Company shall pay all principal, interest and premium and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions (so long as such wire transfer may be so made).  All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

(b)                   The amount of interest for each day that the Notes are outstanding (the “Daily Interest Amount”) shall be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes.  The amount of interest to be paid on the Notes for each Interest Period shall be calculated by adding the Daily Interest Amounts for each day in the Interest Period.  All percentages resulting from any of the above calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent (with one-half cent being rounded upwards).  All calculations made by the calculation agent (the “Calculation Agent”), which shall initially be the Paying Agent, in the absence of manifest error, shall be conclusive for all purposes.

Section 2.04                                        Registrar and Paying Agent.

(a)                   The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without prior notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)                   The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c)                   The Trustee shall initially act as the Paying Agent and the Registrar and shall act as Custodian with respect to the Global Notes.

Section 2.05                                        Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, Additional Interest, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money.  If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06                                        Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.07                                        Transfer and Exchange.

(a)                   Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes, and the Depositary requests such exchange.  Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof.  Except as otherwise provided above in this Section 2.07(a), every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.

(b)                   Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Neither the Company nor any agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act, or for complying with or ensuring compliance with any Applicable Procedures.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.  Except as required pursuant to the Private Placement Legend, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (in each case in form and substance satisfactory to the Trustee and the Company) either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant’s account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(h) hereof.

(iii)                               Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A)          if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B attached hereto, including the certifications in item (1) thereof; and

(B)           if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B attached hereto, including the certifications in item (2) thereof.

(iv)                              Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and Exchange Offer Registration Statement;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and applicable law;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and applicable law; or

(D)          the Registrar receives the following:

(1)   if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C attached hereto, including the certifications in item (1)(a) thereof; or

(2)   if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel (which opinion and counsel are reasonably satisfactory to the Company and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                   Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                                     Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note as permitted by this Indenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C attached hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications and opinion in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (3)(b) thereof; or

(F)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certification in item 3(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)                                  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note as permitted by this Indenture or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note as permitted by this Indenture only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and applicable law and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and the Exchange Offer Registration Statement;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and applicable law;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and applicable law; or

(D)          the Registrar receives the following:

(1)   if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C attached hereto, including the certifications in item (1)(b) thereof; or

(2)   if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel (which opinion and counsel are reasonably satisfactory to the Company and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note as permitted by this Indenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) shall not bear the Private Placement Legend.

(d)                   Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C attached hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (2) thereof;

(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications and opinion in item (3)(a) thereof;

(E)           if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (3)(b) thereof; or

(F)           if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note and in all other cases the 144A Global Note.

(ii)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and applicable law and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and the Exchange Offer Registration Statement;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and applicable law;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and applicable law; or

(D)          the Registrar receives the following:

(1)   if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C attached hereto, including the certifications in item (1)(c) thereof; or

(2)   if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel (which opinion and counsel are reasonably acceptable to the Company and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                   Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes for Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Company duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(i)            Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B attached hereto, including the certifications in item (1) thereof;

(B)           if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B attached hereto, including the certifications in item (2) thereof; and

(C)           if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B attached hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable.

(ii)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and applicable law and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and the Exchange Offer Registration Statement;

(B)           any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and applicable law;

(C)           any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and applicable law; or

(D)          the Registrar receives the following:

(1)   if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C attached hereto, including the certifications in item (1)(d) thereof; or

(2)   if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests, an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the Company and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                    Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes and/or Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the Restricted Global Notes, or the Restricted Definitive Notes, as the case may be, accepted for exchange in the Exchange Offer in accordance with the Registration Rights Agreement and applicable law.  Concurrently with the issuance of such Notes, the Trustee, the Custodian or the Depositary or its nominee, as the case may be, shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly.  Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g)                   Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)            Private Placement Legend.  Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefore or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH GEOKINETICS HOLDINGS USA, INC. (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY, OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO GEOKINETICS INC., THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH

PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.07 (and all Notes issued in exchange therefore or substitution thereof) shall not bear the Private Placement Legend.

(ii)           Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(iii)          OID Legend.   Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:

THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: GEOKINETICS HOLDINGS USA, INC., 1500 CITYWEST BLVD., SUITE 800, HOUSTON, TX 77042 ATTENTION: SECRETARY.

(h)                   Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(i)                    Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee, or by the Custodian or the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee, or by the Custodian or the Depositary at the direction of the Trustee to reflect such increase.

(j)                    General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(ii)           No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, and 9.05 hereof).

(iii)          The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)           Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)         The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii)        All certifications, certificates and opinions of counsel required to be submitted to the Trustee and/or the Company pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail.

(ix)           The Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.07 (including all Notes received for transfer pursuant to this Section 2.07).  The Company shall have the right to require the Trustee to deliver to the Company, at the Company’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

(x)            In connection with any transfer of any Note, the Trustee and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

Section 2.08             Replacement Notes.

(a)                   If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s and the Company’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

(b)                   Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09                                        Outstanding Notes.

(a)                                                          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding.  Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)                                                         If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c)                                                          If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d)                                                         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10                                        Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or the Parent, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Parent, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.11                                        Temporary Notes.

(a)                                                          Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

(b)                                                         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12                                        Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act).  Certification of the disposition of all canceled Notes shall be delivered to the Company.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13                                        Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14                                        CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use such “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

ARTICLE THREE
REDEMPTION AND PREPAYMENT

Section 3.01                                        Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02                                        Selection of Notes to Be Redeemed.

(a)                                                          If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of the Notes on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

(b)                                                         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed.  No Notes in amounts of $2,000 or less shall be redeemed in part.  Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03                                        Notice of Redemption.

(a)                                                          At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed, at its registered address.  The notice shall identify the Notes to be redeemed and shall state:

(i)                                   the redemption date;

(ii)                                the redemption price;

(iii)                             if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv)                            the name and address of the Paying Agent;

(v)                               that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(vi)                            that, unless the Company defaults in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(vii)                         the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii)                      that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

(b)                                                         At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (unless a shorter notice shall be satisfactory to the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a) hereof.

(c)                                                          The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 3.04                                        Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Section 3.05                                        Deposit of Redemption Price.

(a)                                                          One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

(b)                                                         If the Company complies with Section 3.05(a) hereof, on and after the redemption date, interest and Additional Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption on the redemption date because of the failure of the Company to comply with Section 3.05(a) hereof, interest and Additional Interest, if any, shall continue to accrue on the unpaid principal of such Note or the portions thereof called for redemption from the redemption date until such principal is paid.

Section 3.06                                        Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07                                        Optional Redemption.

(a)                                                          Except as set forth in clause (b) and (c) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to December 15, 2011.  On and after December 15, 2011, the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (including any Additional Interest) on the Notes to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2011	104.875%
2012	102.438%
2013 and thereafter	100.000%

(b)                                                         Prior to December 15, 2011, the Company may on any one or more occasions redeem up to (i) 10% of the original principal amount of the Notes during each 12-month period beginning December 15, 2009 at a redemption price of 103% of the principal amount thereof and (ii) 35% of the original principal amount of the Notes with the net cash proceeds of one or more Equity Offerings by the Parent at a redemption price of 109.75% of the principal amount thereof, plus in each case accrued and unpaid interest (including Additional Interest) to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), provided that, in the case of clause (ii), (A) at least 65% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and (B) the redemption occurs within 60 days after the closing of such Equity Offering.

(c)                                                          At any time prior to December 15, 2011, upon not less than 30 nor more than 60 days’ notice mailed by first-class mail to each Holder’s registered address, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(d)                                                         Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08                                        Mandatory Redemption.

(a)                                                          If (i) the Acquisition is not consummated on or prior to March 15, 2010 or the Acquisition Purchase Agreement is terminated (the “Escrow Release Date”) or (ii) on or prior to the Escrow Release Date, the Escrow Agent shall not have received the officers’ certificate described in Section 7(a) of the Pledge Agreement or the Escrow Agent receives an Officers’ Certificate of the Company stating that, in the sole judgment of the Company, the Acquisition will not be consummated, the Company shall redeem (the “Special Mandatory

Redemption”) the Notes, in whole but not in part, at a redemption price in cash equal to 101% of the issue price of the Notes, plus accrued and unpaid interest thereon, from, and including, the Issue Date to, but excluding, the redemption date, in accordance with the provisions of this Section 3.08.

(b)                                                         If a Special Mandatory Redemption is required by Section 3.08(a), the Escrow Agent shall direct the Trustee to, and the Trustee shall, mail by first class mail, no later than on the second Business Day following the date the Company becomes required to redeem the Notes pursuant to Section 3.08(a), a notice (the “Special Redemption Notice”) to the Holders, which notice shall comply with Section 13.02(d) and shall contain the information required by Section 3.03(a), stating that all of the Notes will be redeemed on the date that is the second Business Day after notice is mailed by the Trustee (the “Special Redemption Date”), at 101% of their aggregate issue price, plus accrued and unpaid interest thereon to the Special Redemption Date (the “Special Redemption Payment”).  The Notes must be surrendered to the office or agency where such Notes may be presented for payment in order to collect the Special Redemption Payment.

(c)                                                          The redemption date for the Special Mandatory Redemption shall be two Business Days after the mailing of the Special Redemption Notice.

(d)                                                         Except as provided by Section 3.08(a), the Company shall not be required to make mandatory or sinking fund payments with respect to the Notes.

ARTICLE FOUR
COVENANTS

Section 4.01                                        Payment of Notes.

(a)                                                          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

(b)                                                         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and Additional Interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02                                        Maintenance of Office or Agency.

(a)                                                          The Company shall maintain one or more offices or agencies designated by it (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar)

where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of any such designation or rescission of any such designation, and the location, and any change in the location, of such office or agency (other than the designation and location specified in Section 4.02(b) hereof).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)                                                         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 hereof.

Section 4.03                                        Reports.

(a)                                                          The Company shall furnish to the Trustee and, upon request, to beneficial owners and prospective investors in the Notes a copy of all of the information and reports referred to in clauses (i) and (ii) below within the time periods specified in the Commission’s rules and regulations for “non-accelerated filers” (as defined in such rules and regulations):

(i)                                   all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if it were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by its certified independent accountants; and

(ii)                                all current reports that would be required to be filed with the Commission on Form 8-K if it were required to file such reports.

(b)                                                         Whether or not required by the Commission, the Company shall comply with the periodic reporting requirements of the Exchange Act and shall file the reports specified in Section 4.03(a) hereof with the Commission within the time periods specified above unless the Commission shall not accept such a filing.  The Company agrees that it shall not take any action for the purpose of causing the Commission not to accept any such filings.  If, notwithstanding the foregoing, the Commission shall not accept the Company’s filings for any reason, the Company shall post the reports referred to in Section 4.03(a) hereof on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

(c)                                                          If the Parent has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 4.03 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent.

(d)                                                         Notwithstanding the foregoing, so long as the Parent is a Guarantor, the reports, information and other documents required to be filed and provided by the Company as described in this Section 4.03 shall be satisfied by those of Parent, so long as such filings would satisfy the Commission’s requirements.

(e)                                                          The Company and the Guarantors have agreed that, for so long as any Notes remain outstanding and each of the Parent and the Company is not required to comply with the periodic reporting requirements of the Exchange Act, they shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04                                        Compliance Certificate.

(a)                                                          The Parent, the Company and each other Guarantor (to the extent that the Company or such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Parent and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Parent has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Parent has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Parent is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Parent is taking or proposes to take with respect thereto.

(b)                                                         The Parent shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Parent is taking or proposes to take with respect thereto.

Section 4.05                                        Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06                                        Liens.

(a)                                                          The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind or assign or otherwise convey any right to receive any income, profits or proceeds on or with respect to any of the Parent’s or any Restricted Subsidiary’s property or assets, including any shares of stock or Indebtedness of any Restricted Subsidiary, whether owned at or acquired after the date of the Indenture, or any income, profits or proceeds therefrom except:

(i)                                   in the case of any property or asset that does not constitute Collateral, Permitted Liens; provided that any Lien on such assets shall be permitted notwithstanding that it is not a Permitted Lien if all payments due under the Indenture, the Notes and the Note Guarantees are secured on an equal and ratable basis (or prior basis in the case of any Debt that is subordinated in right of payment to the Notes or the Note Guarantees) with the obligations so secured until such time as such obligations are no longer secured by a Lien; and

(ii)                                in the case of any property or asset that constitutes Collateral, Permitted Collateral Liens.

(b)                                                         If the Parent or any Restricted Subsidiary Incurs any Indebtedness intended to be secured by Liens on the Collateral (and such Liens are Permitted Collateral Liens, excluding Liens of the types described in clauses (i) or (l) through (u) of the definition of Permitted Liens), the lenders with respect to such Indebtedness or their representative shall join the Intercreditor Agreement or enter into an intercreditor agreement with the Company, the Guarantors and the Collateral Agent on terms substantially similar to the Intercreditor Agreement, as determined in good faith by the Board of Directors of the Parent.  No Collateral shall secure any other Indebtedness unless such Collateral also secured the Notes.

(c)                                                          If the Company or a Guarantor satisfies the conditions in this Indenture for the granting of Liens on portions of the Collateral that will be pari passu or junior, as applicable, to the Liens securing the Priority Lien Obligations, as certified to the Collateral Agent in an Officers’ Certificate, the Collateral Agent shall execute such agreements, certificates, filings and other documents as are reasonably requested by the Company in order to recognize or establish the ranking of such Liens, including, without limitation, recognition agreements (in the form set forth in Exhibit E hereto with such modifications as may be agreed by the Parent and the Company), on the date of incurrence of such Liens.

Section 4.07                                        Offer to Repurchase upon a Change of Control.

(a)                                                          If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Indenture; provided that the Company shall not be obligated to repurchase Notes in the event that it has exercised its right to redeem all of the Notes pursuant to Section 3.07 hereof.  In the Change of Control Offer, the Company shall offer payment (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date,”) which date shall be no earlier than the date of such Change of Control.  Within 30 days following any Change of

Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(i)                                   that the Change of Control Offer is being made pursuant to this Section 4.07 and that all Notes tendered will be accepted for payment;

(ii)                                the Change of Control Payment and the Change of Control Payment Date;

(iii)                             that any Note not tendered will continue to accrue interest;

(iv)                            that Holders electing to have a Note purchased pursuant to a Change of Control Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(v)                               that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(vi)                            that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)                         that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(viii)                      that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Change of Control Payment Date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.  If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on such Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

(b)                                                         On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)                                   accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; provided that no Note shall be repurchased in part if less than $2,000 in principal amount of such Note would be left outstanding; provided further that if all the Notes of a Holder are to be repurchased, the entire outstanding amount of the Notes held by such Holder, even if not a multiple of $1,000, shall be repurchased;

(ii)                                deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii)                             deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(c)                                                          The Paying Agent shall promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or request transfer by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(d)                                                         The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)                                                          Notwithstanding anything to the contrary in this Section 4.07, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.07 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.08                                        Offer to Repurchase upon an Asset Sale.

(a)                                                          The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)                                   the Parent (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market

Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)                                at least 75% of the consideration therefore received by the Parent or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof.  For purposes of this provision, each of the following shall be deemed to be cash:

(A)                              any liabilities (as shown on the Parent’s or such Restricted Subsidiary’s most recent balance sheet) of the Parent or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Parent or any Affiliate of the Parent) (i) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written novation agreement that releases the Parent or such Restricted Subsidiary from further liability therefore; and

(B)                                any securities, notes or other obligations received by the Parent or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Parent or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

(iii)                             if such Asset Sale involves the transfer of Collateral,

(A)                              such Asset Sale complies with the applicable provisions of the Security Documents;

(B)                                to the extent required by the Security Documents, all consideration (including cash and Cash Equivalents) received in such Asset Sale shall be expressly made subject to Liens under the Security Documents; and

(C)                                subject to application of Net Proceeds pursuant to Section 4.08(b), all of the Net Proceeds from such Asset Sale are deposited into the Collateral Account.

(b)                                                         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Parent or its Restricted Subsidiaries may apply such Net Proceeds at its option:

(i)                                   to the extent that such Net Proceeds represent proceeds of Collateral, to repay, prepay, defease, redeem, purchase or otherwise retire Priority Bank Debt and to correspondingly permanently reduce commitments with respect to the Revolving Credit Facility, but only up to an aggregate principal amount equal to such Net Proceeds to be used to repay Indebtedness pursuant to this clause (i) multiplied by a fraction, the numerator of which is the aggregate principal amount of such Indebtedness to be repaid, prepaid, defeased, redeemed, purchased or otherwise retired and the denominator of which is the aggregate principal amount of all Priority Bank Debt, based on amounts outstanding on the date of closing of such Asset Sale; provided that the Company uses any remaining Net Proceeds used to repay

Indebtedness pursuant to this clause (i) to make an offer to purchase (an “Asset Sale Offer”) from the Holders of Notes, and if required by the terms of any other Priority Lien Debt, from the holders of such Priority Lien Debt, an aggregate principal amount of Notes and such other Priority Lien Debt equal to such remaining Net Proceeds at a purchase price equal to 100% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the payment date; or

(ii)                                to purchase Replacement Assets (or enter into a binding agreement to purchase any such Replacement Assets; provided that (x) such purchase is consummated within 180 days after the date of such binding agreement and (y) if such purchase is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied shall be deemed to be Excess Proceeds (as defined below)).

(c)                                                          Pending the final application of any such Net Proceeds, the Parent may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(d)                                                         On the 361st day after an Asset Sale (or, in the event that a binding agreement has been entered into pursuant to Section 4.08(b)(ii) hereof, the later date of expiration of the 180-day period set forth in such clause (ii)) or such earlier date, if any, as the Parent determines not to apply the Net Proceeds relating to such Asset Sale as set forth in Section 4.08(b) (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in Section 4.08(b) hereof (“Excess Proceeds”) shall be applied by the Company to make an Asset Sale Offer to all Holders of Notes and, if required by the terms of any other Priority Lien Debt, to the holders of such Priority Lien Debt, to purchase the maximum principal amount of Notes and such other Priority Lien Debt that may be purchased out of the Excess Proceeds.  The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount of the Notes and such other Priority Lien Debt plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash.

(e)                                                          The Company may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $10,000,000 resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $10,000,000) shall be applied as provided in Section 4.08(d) hereof.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture on any of the Security Documents.  If the aggregate principal amount of Notes and such other Priority Lien Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other Priority Lien Debt shall be purchased on a pro rata basis based on the principal amount of Notes and such other Priority Lien Debt tendered.  Upon completion of each Asset Sale, the Excess Proceeds subject to such Asset Sale Offer shall no longer be deemed to be Excess Proceeds.

(f)                                                            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

Section 4.09                                        Restricted Payments.

(a)                                                          The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)                                   declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Parent or (y) to the Parent or a Restricted Subsidiary of the Parent);

(ii)                                purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) any Equity Interests of the Parent or any Restricted Subsidiary thereof held by Persons other than the Parent or any of its Restricted Subsidiaries;

(iii)                             make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or any Note Guarantees, except (a) a payment of interest or principal at the Stated Maturity thereof or (b) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or

(iv)                            make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i)                                   no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii)                                the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a) hereof; and

(iii)                             such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (iii), (iv), (v) and (vi) of Section 4.09(b) hereof, is less than the sum, without duplication, of:

(A)                              50% of the Consolidated Net Income of the Parent for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B)                                100% of the aggregate net cash proceeds (or the aggregate fair market value of any property or assets (such fair market value as determined in the good faith reasonable judgment of the Parent)) since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Parent or from the Incurrence of Indebtedness of the Parent or the Company that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Parent), excluding net cash proceeds used to redeem or repurchase the Notes, plus

(C)                                with respect to Restricted Investments made by the Parent and its Restricted Subsidiaries after the Issue Date, an amount equal to the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Parent or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income) from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Restricted Investments previously made by the Parent or any Restricted Subsidiary in such Person or Unrestricted Subsidiary after the Issue Date.

(b)                                                         The preceding provisions shall not prohibit, so long as, in the case of clauses (vii) and (xi) below, no Default has occurred and is continuing or would be caused thereby:

(i)                                   the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(ii)                                the payment of any dividend by a Restricted Subsidiary of the Parent to the holders of its Common Stock on a pro rata basis;

(iii)                             the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Parent, the Company or any Subsidiary Guarantor or of any Equity Interests of the Parent or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Parent or a substantially concurrent sale (other than to a Subsidiary of the Parent) of, Equity Interests (other than Disqualified Stock) of the Parent; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from Section 4.09(a)(iii)(B) hereof;

(iv)                            the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the Notes or the Note Guarantees with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;

(v)                               Investments acquired as a capital contribution to Parent, or in exchange for, or out of the net cash proceeds of a substantially concurrent sale (other than to a Subsidiary of the Parent) of, Equity Interests (other than Disqualified Stock) of the Parent; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from Section 4.09(a)(iii)(B) hereof;

(vi)                            the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants to the extent that such Capital Stock represents all or a portion of the exercise price thereof;

(vii)                         the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent held by any current or former employee or director of the Parent (or any of its Restricted Subsidiaries) pursuant to the terms of any employee equity subscription agreement, stock option agreement, restricted stock or similar agreement entered into in the ordinary course of business; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any calendar year will not exceed $2.0 million (with unused amounts carried over to subsequent years);

(viii)                      the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon conversion or exchange of securities convertible into or exchangeable for Equity Interests of the Parent; provided that any such cash payment shall not be for the purpose of evading the limitations of this covenant (as determined in good faith by the Board of Directors of the Parent);

(ix)                              other Restricted Payments in an aggregate amount not to exceed $5.0 million;

(x)                                 the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof in the event of a change of control or Asset Sale pursuant to a provision no more favorable to the holders thereof than those provided in Sections 4.07 and 4.08, provided that, in each case, prior to the repurchase the Company has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in such covenants and has completed the repurchase or redemption of all Notes that were validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer; and

(xi)                              the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Parent or any Restricted Subsidiary of the Parent or Preferred Stock of any Restricted Subsidiary of the Parent issued after the date of the Indenture and not as part of the preferred stock restructuring in accordance with Section 4.10 and payment of any redemption price or liquidation value of any such Disqualified Stock or Preferred Stock when due in accordance with its terms.

(c)                                                          The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Parent or such Subsidiary, as the case may be, pursuant to the Restricted Payment.  Not later than the date of making any Restricted Payment, the Parent shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.09 were made, together with a copy of any opinion or appraisal required by this Indenture.

Section 4.10                                        Incurrence of Indebtedness.

(a)                                                          The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Parent, the Company or any Subsidiary Guarantor may Incur Indebtedness, if the Fixed Charge Coverage Ratio for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred at the beginning of such four-quarter period.

(b)                                                         Section 4.10(a) hereof shall not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i)                                   the Incurrence by the Parent, the Company or any Subsidiary Guarantor of Indebtedness under Credit Facilities (including, without limitation, the

Incurrence by the Parent, the Company and the Subsidiary Guarantors of Guarantees thereof) in an aggregate amount at any one time outstanding pursuant to this Section 4.10(b)(i) not to exceed the greater of (x) $50,000,000 and (y) 50% of Consolidated Cash Flow for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred, less in each case (a) the amount of Indebtedness incurred pursuant to Section 4.10(b)(iv)(x) the aggregate amount of all Net Proceeds of Asset Sales applied by the Parent or any Restricted Subsidiary thereof to permanently repay any such Indebtedness pursuant to Section 4.08 hereof;

(ii)                                the Incurrence of Existing Indebtedness;

(iii)                             the Incurrence by the Parent, the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes and the related Note Guarantees;

(iv)                            the Incurrence by the Parent or any Restricted Subsidiary of the Parent of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant, or equipment used in the business of the Parent or such Restricted Subsidiary, in an aggregate amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this Section 4.10(b)(iv), not to exceed the sum of (x) the greater of (A) $50,000,000 and (B) 50% of Consolidated Cash Flow for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred, less in each case the amount of Indebtedness Incurred pursuant to Section 4.10(b)(i), and (y) $10,000,000 at any time outstanding;

(v)                               the Incurrence by the Parent or any Restricted Subsidiary of the Parent of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness that was permitted by this Indenture to be Incurred under Section 4.10(a) or (b)(ii), (iii), or (v) hereof;

(vi)                            the Incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Parent or any of its Restricted Subsidiaries; provided, however, that:

(A)                              if the Parent, the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of the Parent or a Subsidiary Guarantor;

(B)                                Indebtedness owed to the Company or any Guarantor shall be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Guarantor;

(C)                                (x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or a Restricted Subsidiary thereof and (y) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.10(b)(vi);

(vii)                         the Guarantee by the Parent, the Company or any of the Subsidiary Guarantors of Indebtedness of the Parent or a Restricted Subsidiary of the Parent that was permitted to be Incurred by another provision of this Section 4.10; provided that the ranking of the Guarantee matches the ranking of the Indebtedness;

(viii)                      the Incurrence by the Parent or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(ix)                              the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds and completion guarantees securing any obligations of the Parent or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Parent or any Restricted Subsidiary thereof in connection with such disposition;

(x)                                 the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xi)                              the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(xii)                           the Incurrence by the Parent or the Company of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(xiii)                        the Incurrence by the Parent or any Restricted Subsidiary of additional Indebtedness in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance, or replace any Indebtedness Incurred pursuant to this Section 4.10(b)(xiii), not to exceed $10,000,000; or

(xiv)                       the Incurrence by a Restricted Subsidiary of the Parent other than a Subsidiary Guarantor of additional Indebtedness in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (xiv), not to exceed $10,000,000.

(c)                                                          For purposes of determining compliance with this Section 4.10, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 4.10(b)(i) through (xiv) above, or is entitled to be Incurred pursuant to Section 4.10(a), the Parent shall be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this Section 4.10.  In addition, any Indebtedness originally classified as Incurred pursuant to Section 4.10(b)(i) through (xiv) above may later be reclassified by the Parent such that it shall be deemed as having been Incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification.  Notwithstanding the foregoing, all Indebtedness outstanding on the Issue Date under any Credit Facility shall be deemed Incurred under Section 4.10(b)(i) and the Parent will not be permitted to reclassify any portion of such Indebtedness thereafter.

(d)                                                         Notwithstanding any other provision of this Section 4.10, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.10 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(e)                                                          The Company shall not Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company unless it is subordinate in right of payment to the Notes to the same extent.  The Parent shall not, and shall not permit any

Subsidiary Guarantor to, Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Parent or such Subsidiary Guarantor, as the case may be, unless it is subordinate in right of payment to such Guarantor’s Note Guarantee to the same extent.  For purposes of the foregoing, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness of the Parent, the Company or any Subsidiary Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 4.11                                        Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries.

The Parent shall not transfer, convey, sell or otherwise dispose of, and shall not permit any of its Restricted Subsidiaries to, issue, transfer, convey, sell or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Parent to any Person (other than the Parent or a Restricted Subsidiary of the Parent or, if necessary, shares of its Capital Stock constituting directors’ qualifying shares or issuances of shares of Capital Stock of foreign Restricted Subsidiaries to foreign nationals, to the extent required by applicable law), except sales of Equity Interests of a Restricted Subsidiary of the Parent by the Parent or a Restricted Subsidiary thereof; provided that (x) the Parent or such Restricted Subsidiary selling such Equity Interests complies with Section 4.08, (y) any sales of Preferred Stock of a Restricted Subsidiary that result in such Preferred Stock being held by a Person other than the Parent or a Restricted Subsidiary thereof shall be deemed to be an Incurrence of Indebtedness and must comply with Section 4.10 hereof and (z) if, immediately after giving effect to such issuance, transfer, conveyance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.09 hereof if made on the date of such issuance or sale.

Section 4.12                                        Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                                          The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)                                   pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Parent or any of its Restricted Subsidiaries or pay any liabilities owed to the Parent or any of its Restricted Subsidiaries;

(ii)                                make loans or advances to the Parent or any of its Restricted Subsidiaries; or

(iii)                             transfer any of its properties or assets to the Parent or any of its Restricted Subsidiaries.

(b)                                                         However, the restrictions set forth in Section 4.12(a) hereof shall not apply to encumbrances or restrictions:

(i)                                   existing under, by reason of or with respect to any Credit Facility, the Security Documents, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those contained in the Credit Facilities, the Security Documents, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

(ii)                                set forth in this Indenture, the Notes and the Note Guarantees;

(iii)                             existing under, by reason of or with respect to applicable law;

(iv)                            with respect to any Person or the property or assets of a Person acquired by the Parent or any of its Restricted Subsidiaries existing at the time of such acquisition and not Incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(v)                               in the case of Section 4.12(a)(iii) above:

(A)                              that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B)                                existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture; or

(C)                                arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Parent or any Restricted Subsidiary thereof in any manner material to the Parent or any Restricted Subsidiary thereof;

(vi)                            existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(vii)                         existing under restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(viii)                      existing under, by reason of or with respect to provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture agreements and which the Board of Directors of the Parent determines in good faith shall not adversely affect the Company’s ability to make payments of principal or interest payments on the Notes; and

(ix)                              existing under, by reason of or with respect to provisions with respect to any Indebtedness incurred in compliance with Section 4.10 or any agreement pursuant to which such Indebtedness is issued, if the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Board of Directors of the Parent) and the Board of Directors of the Parent determines that any such encumbrance or restriction will not materially affect the Company’s ability to pay interest or principal on the Notes.

Section 4.13                                        Transactions with Affiliates.

(a)                                                          The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or primarily for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(i)                                   such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Parent or such Restricted Subsidiary with a Person that is not an Affiliate of the Parent or any of its Restricted Subsidiaries; and

(ii)                                the Parent delivers to the Trustee:

(A)                              with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.13 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Parent; and

(B)                                with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, an opinion as to the fairness to the Parent or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

(b)                                                         The following items shall not be deemed to be Affiliate Transactions and shall not be subject to the provisions of Section 4.13(a) hereof:

(i)                                   transactions between or among the Parent and/or its Restricted Subsidiaries;

(ii)                                payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Parent;

(iii)                             Restricted Payments that are permitted by the provisions of this Indenture described under Section 4.09 hereof;

(iv)                            any sale of Equity Interests (other than Disqualified Stock) of the Parent;

(v)                               transactions pursuant to agreements or arrangements in effect on the Issue Date or any amendment, modification or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Parent and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date; and

(vi)                            any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Parent or any of its Restricted Subsidiaries with officers and employees of the Parent or any of its Restricted Subsidiaries, and the payment of compensation to officers and employees of the Parent or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment have been approved by a majority of the disinterested members of the Board of Directors of the Parent.

Section 4.14                                        Designation of Restricted and Unrestricted Subsidiaries.

(a)                                                          The Board of Directors of the Parent may designate any Restricted Subsidiary of the Parent, other than the Company, to be an Unrestricted Subsidiary; provided that:

(i)                                   any Guarantee by the Parent or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated shall be deemed to be an Incurrence of Indebtedness by the Parent or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under the Section 4.10 hereof;

(ii)                                the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Parent or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) shall be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under Section 4.09 hereof;

(iii)                             such Subsidiary does not hold any Liens on any property of the Parent or any Restricted Subsidiary thereof;

(iv)                            at the time of such designation the Subsidiary being so designated:

(A)                              is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent;

(B)                                is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(C)                                has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(D)                               has at least one director on its Board of Directors that is not a director or officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or officer of the Company or any of its Restricted Subsidiaries; and

(v)                               no Default or Event of Default would be in existence following such designation.

(b)                                                         Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture.  If, at any time, any Unrestricted Subsidiary (x) would fail to meet any of the preceding requirements described in Section 4.14(a)(iv)(A), (B) or (C) above, or (y) fails to meet the requirement described in Section 4.14(a)(iv)(D) above and such failure continues for a period of 30 days, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any

Indebtedness, Investments, or Liens on the property, of such Subsidiary shall be deemed to be Incurred or made by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under this Indenture, the Company shall be in default under this Indenture.

(c)                                                          The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(i)                                   such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 4.10 hereof;

(ii)                                all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such designation shall only be permitted if such Investments would be permitted under Section 4.09 hereof;

(iii)                             all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.06 hereof; and

(iv)                            no Default or Event of Default would be in existence following such designation.

Section 4.15                                        Business Activities.

The Company shall not, and shall not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.16                                        Payments for Consent.

The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17                                        Future Guarantees.

(a)                                                          If the Parent or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (excluding any Domestic Subsidiary of a Foreign Subsidiary) on or after the Issue Date, then that newly acquired or created Domestic Subsidiary shall become a Guarantor and execute a supplemental indenture and a joinder agreement to the Intercreditor Agreement or enter into a substantially similar intercreditor agreement and deliver an Opinion of Counsel to the Trustee.

(b)                                                         The Parent shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Parent or any other Restricted Subsidiary thereof unless such Restricted Subsidiary (i) is the Company or a Subsidiary Guarantor or simultaneously executes and delivers to the Trustee an Opinion of Counsel and a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness, and (ii) if not already a party thereto, executes a joinder agreement to the Intercreditor Agreement and the other Security Documents or enters into substantially similar agreements (as determined in good faith by the Board of Directors of the Parent) and delivers an Opinion of Counsel to the Trustee.

Section 4.18                                Guarantors.

On or prior to the Acquisition Closing Date, the Parent and the Domestic Subsidiaries of the Parent (other than the Company) shall each provide a Note Guarantee by executing the supplemental indenture substantially in the form attached hereto as Exhibit D and a joinder agreement to the Intercreditor Agreement or enter into a substantially similar intercreditor agreement and deliver an Opinion of Counsel to the Trustee.

ARTICLE FIVE
SUCCESSORS

Section 5.01                                        Merger, Consolidation or Sale of Assets.

(a)                                                          Neither the Company nor the Parent shall, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not the Company or the Parent, as applicable, is the surviving corporation) or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to another Person, unless:

(i)                                   either:  (A) the Company or the Parent, as applicable, is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company or the Parent, as applicable) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (1) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; and (2) assumes all the obligations of the Company or the Parent, as applicable, under the Notes, the Note Guarantee, this Indenture, the Security Documents and the Registration Rights Agreement, as the case may be, pursuant to agreements in form reasonably satisfactory to the Trustee;

(ii)                                immediately after giving effect to such transaction, no Default or Event of Default exists;

(iii)                             immediately after giving effect to such transaction on a pro forma basis, the Company or the Parent, as applicable, or the Person formed by or surviving any such consolidation or merger (if other than the Company or the Parent, as applicable), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (x) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a) hereof; or (y) have a Fixed Charge Coverage Ratio that exceeds the Parent’s Fixed Charge Coverage Ratio (determined without giving effect to such transaction) for such applicable four-quarter period;

(iv)                            each Guarantor, unless such Guarantor is the Person with which the Company or the Parent has entered into a transaction under this Section 5.01, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the Notes and this Indenture; and

(v)                               the Parent delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computation to demonstrate compliance with (a)(iii) above) and Opinion of Counsel, in each case stating that such transaction and such agreement complies with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with.

(b)                                                         Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company or the Parent, as applicable, in accordance with this Section 5.01, the successor corporation formed by such consolidation or into or with which the Company or the Parent, as applicable, is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or the “Parent”, as applicable, shall refer instead to the successor corporation and not to the Company or the Parent, as applicable), and may exercise every right and power of, the Company or the Parent, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Company or the Parent, as applicable, in this Indenture.

(c)                                                          The Parent and its Restricted Subsidiaries shall not, directly or indirectly, lease all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any other Person.  Section 5.01(a)(iii) hereof shall not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent or the Company and any of the Parent’s Restricted Subsidiaries.

ARTICLE SIX
DEFAULTS AND REMEDIES

Section 6.01                                        Events of Default.

Each of the following is an “Event of Default”:

(a)                                  default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

(b)                                 default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(c)                                  failure by the Parent, the Company or any of the Parent’s Restricted Subsidiaries to comply with the provisions described in Sections 3.08, 4.07, 4.08 or 5.01 hereof;

(d)                                 failure by the Parent, the Company or any of the Parent’s Restricted Subsidiaries for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in this Indenture;

(e)                                  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Parent, the Company or any of the Parent’s Restricted Subsidiaries (or the payment of which is Guaranteed by the Parent, the Company or any of the Parent’s Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(i)                                     is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(ii)                                  results in the acceleration of such Indebtedness prior to its express maturity (until and unless such acceleration is rescinded by the holder(s) of such Indebtedness), and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10,000,000 or more;

(f)                                    failure by the Parent, the Company or any of the Parent’s Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform and has acknowledged in writing) aggregating in excess of $10,000,000, which judgments are not paid, discharged or stayed for a period of 60 days;

(g)                                 except as permitted by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(h)                                 any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a Fair Market Value in excess of $10.0 million (a) ceases to be in full force and effect, (b) ceases to give the Collateral Agent, for the benefit of the Priority Lien Secured

Parties, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first-priority security interest in and Lien on, all of the Collateral thereunder) in favor of the Collateral Agent, or (c) is asserted by the Parent, the Company or any other Guarantor not to be, a valid, perfected, first priority (except as otherwise expressly provided in the Indenture or the Intercreditor Agreement) security interest in or Lien on the Collateral covered thereby; and

(i)                                     the Parent, the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Parent (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), pursuant to or within the meaning of Bankruptcy Law:

(i)                                     commences a voluntary case, or

(ii)                                  consents to the entry of an order for relief against it in an involuntary case, or

(iii)                               consents to the appointment of a custodian of it or for all or substantially all of its property, or

(iv)                              makes a general assignment for the benefit of its creditors, or

(v)                                 generally is not paying its debts as they become due; and

(j)                                     a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Parent, the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Parent (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), in an involuntary case, or

(ii)                                  appoints a custodian of the Parent, the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Parent (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), for all or substantially all of the property of the Parent, or

(iii)                               orders the liquidation of the Parent, the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Parent (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary); and the order or decree remains unstayed and in effect for 60 consecutive days.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Parent or the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Parent or the Company with the intention of avoiding the prohibition on redemption of the Notes, then a premium of 3% of the principal amount of the Notes will also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.02                                        Acceleration.

If any Event of Default specified in Section 6.01(i) or (j), with respect to the Parent, the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Parent (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes shall become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default.

Section 6.03                                        Other Remedies.

(a)                                                          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest, and Additional Interest, if any, with respect to the Notes or to enforce the performance of any provision of the Notes, this Indenture or any Security Documents; provided that it may not take an Enforcement Action against the Collateral unless permitted by the Intercreditor Agreement.

(b)                                                         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                                        Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest or Additional Interest, if any, on, or the principal of, the Notes (provided, however, that the Holders of a majority in principal amount of the then outstanding Notes may with such exception, on behalf of all Holders, rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).  The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents.  In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.  This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                                        Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or any Security Document that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes or not joining in the giving of such direction that may involve the Trustee in personal liability, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06                                        Limitation on Suits.

(a)                                                          A Holder may pursue a remedy with respect to this Indenture, or the Notes or the Note Guarantees only if:

(i)                                   the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii)                                the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii)                             such Holder of a Note or Holders of Notes offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense that might be incurred by it in connection with the request or direction;

(iv)                            the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(v)                               during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

(b)                                                         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07                                        Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium or Additional Interest, if any, or interest with respect to, the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                                        Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest, and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and Additional Interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                                        Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall constitute a claim, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                                        Priorities.

(a)                                                          If the Trustee collects any money pursuant to this Article Six or any Security Document (but subject to the Intercreditor Agreement), it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Additional Interest, if any, respectively; and

Third:  to the Company, or any Guarantor or to such party as a court of competent jurisdiction shall direct.

(b)                                                         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11                                        Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE SEVEN
TRUSTEE

Section 7.01                                        Duties of Trustee.

(a)                                                          If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                                         Except during the continuance of an Event of Default:

(i)                                   the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                                          The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                   this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)                                the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                             the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.05 and 6.06 hereof.

(d)                                                         Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)                                                          No provision of this Indenture shall require the Trustee to expend or risk its own funds or Incur any liability.

(f)                                                            The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                                         The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee makes such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)                                                         The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

Section 7.02                                        Certain Rights of Trustee.

(a)                                                          The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                                         Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate.  The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                                          The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                                         The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                                          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)                                                            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be Incurred by it in compliance with such request or direction.

(g)                                                         The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 13.02 hereof, and such notice references the Notes.

(h)                                                         The Trustee may request that the Company deliver a Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(i)                                                             The Trustee  shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(j)                                                             Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Company has been advised as to the likelihood of such loss or damage and regardless of the form of action.

Section 7.03                                        Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign.

Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04                                        Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                                        Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default promptly and in any event within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium and Additional Interest, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06                                        Reports by Trustee to Holders of the Notes.

(a)                                                          Within 60 days after each September 30 beginning with September 30, 2010, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

(b)                                                         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Comission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07                                        Compensation and Indemnity.

(a)                                                          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses Incurred or made by it in accordance with any provision of this Indenture, except any such disbursement, advance or expense attributable to its negligence or bad faith.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                                         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses Incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c)                                                          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

(d)                                                         To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a claim prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such claim shall survive the satisfaction and discharge of this Indenture.

(e)                                                          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                                                            The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08                                        Replacement of Trustee.

(a)                                                          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                                         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(i)                                   the Trustee fails to comply with Section 7.10 hereof;

(ii)                                the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)                            a custodian or public officer takes charge of the Trustee or its property; or

(iv)                            the Trustee becomes incapable of acting.

(c)                                                          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)                                                         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                                          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                                            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the claim provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09                                        Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10                                        Eligibility; Disqualification.

(a)                                                          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b)                                                         This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11                                        Preferential Collection of Claims Against the Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12                                        Other Agreements.

(a)                                                          The Trustee is hereby directed to execute and deliver (i) the Intercreditor Agreement dated as of December 23 2009, among the Trustee, U.S. Bank National Association, as collateral trustee, the administrative agent and other secured debt representatives described therein and from time to time party thereto, the Company and the Subsidiaries therein listed on the Issue Date, and (ii) the Security Documents, among the parties thereto, on the Acquisition Closing Date.  The Trustee shall be entitled to all of the rights and protections afforded it in this Indenture in the performance of its duties under the Intercreditor Agreement and the Security Documents, and such terms of this Indenture shall prevail over the terms of the Intercreditor Agreement and the Security Documents to the extent of any conflict of such terms.

(b)                                                         Subject to the terms of Section 4.15, at the time of, or prior to, the Incurrence by the Company or any Guarantor of any Indebtedness for borrowed money (including any Guarantees constituting such Indebtedness of another Restricted Subsidiary) permitted pursuant to Section 4.10, or any Permitted Refinancing Indebtedness in respect thereof, the Company and/or the relevant Guarantor shall, as applicable, and the Trustee shall, be authorized (i) to enter into with the holders of such indebtedness (or their duly authorized agents) an additional intercreditor agreement on terms substantially similar to the Intercreditor Agreement as determined in good faith by the Board of Directors (or terms more favorable to the Holders), including containing substantially identical terms with respect to the release of Guarantees and enforcement of security interests.  Such additional intercreditor agreement shall not impose any personal obligations on the Trustee or adversely affect the rights, duties, liabilities, obligations or immunities of the Trustee or the Holders under the Indenture of Intercreditor Agreement or result in the Trustee or the Holders being in breach or violation of the Intercreditor Agreement.

(c)                                                          At the direction of the Parent or the Company and without the consent of Holders, the Trustee shall upon direction of the Parent or the Company from time to time enter into one or more amendments to the Intercreditor Agreement or any additional intercreditor agreement to: (i) cure any ambiguity, omission, defect or inconsistency therein, (ii) increase the amount of Indebtedness of the types covered hereby that may be Incurred by the Company or a Guarantor that is subject thereto, (iii) add Guarantors thereto, (iv) permit payments to be made to the Parent or the Company that would not otherwise have been permitted pursuant to the terms thereof or (v) make any other such change thereto that does not adversely affect the rights of Holders in any material respect.  The Parent or the Company shall not otherwise direct the Trustee to enter into any amendment to the Intercreditor Agreement or, if applicable, any additional intercreditor agreement, without the consent of the Holders of a majority in principal amount of the outstanding Notes.

ARTICLE EIGHT
DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                                        Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of the Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02                                        Legal Defeasance and Discharge.

(a)                                                          Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in this clause (a) and clause (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)                                   the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.05 hereof;

(ii)                                the Company’s obligations with respect to Sections 2.07, 2.08, 2.11 and 4.02 hereof;

(iii)                             the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection herewith; and

(iv)                            this Section 8.02.

(b)                                                         Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03                                        Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, each of the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04 and 4.07 through 4.18 hereof and clauses (ii), (iii), (iv) and (v) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that (unless the Company shall otherwise determine) such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through (g) shall not constitute Events of Default.

Section 8.04                                        Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

(a)                                  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the applicable Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b)                                 in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                                  in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)                                 no Default or Event of Default shall have occurred and be continuing either:  (a) on the date of such deposit, or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(e)                                  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound;

(f)                                    the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, (1) assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and Section 15 of the New York Debtor and Creditor Law and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(g)                                 the Company shall deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other existing creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(h)                                 if the Notes are to be redeemed prior to their Stated Maturity, the Company shall deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(i)                                     the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that this Section 8.04 has been complied with.

Section 8.05                                        Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a)                                                          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding

Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)                                                         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c)                                                          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be a certification of the opinion referred to in Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                                        Repayment to the Company.

Subject to applicable laws relating to abandoned property, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium and Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07                                        Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium and Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE NINE
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                                        Without Consent of Holders of Notes.

(a)                                                          Notwithstanding Section 9.02 hereof, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Note Documents:

(i)                                   to cure any ambiguity, defect or inconsistency;

(ii)                                to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii)                             to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(iv)                            to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

(v)                               to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(vi)                            to comply with the provisions described under Section 4.17 hereof;

(vii)                         to evidence and provide for the acceptance of appointment by a successor Trustee;

(viii)                      to provide for the issuance of Additional Notes in accordance with this Indenture; or

(ix)                              to conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent such provision of this Indenture, the Note Guarantees or the Notes was intended to conform to the text of such “Description of Notes” section.

(b)                                                         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 13.04 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02                                        With Consent of Holders of Notes.

(a)                                                          Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement the Note Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Intercreditor Agreement or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b)                                                         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 13.04 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)                                                          The consent of the applicable Holders is not necessary under this Indenture to approve the particular form of any proposed amendment or waiver.  It is sufficient if such consent approves the substance of the proposed amendment or waiver.

(d)                                                         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Company with any provision of this Indenture, or the Notes.  However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 shall not (with respect to any Notes held by a non-consenting Holder):

(i)                                   reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(ii)                                reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

(iii)                             reduce the rate of or change the time for payment of interest on any Note;

(iv)                            waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(v)                               make any Note payable in money other than U.S. dollars;

(vi)                            make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

(vii)                         release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(viii)                      release all or substantially all of the Collateral from the Liens created by the Security Documents except as specifically provided for in the Indenture and the Security Documents;

(ix)                             impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(x)                                amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 4.08 hereof after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.07 after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(xi)                             except as otherwise permitted under Section 5.01 and Section 11.05, consent to the assignment or transfer by the Company or any Guarantor of any of their rights or obligations under this Indenture;

(xii)                          amend or modify any of the provisions of this Indenture or the related definitions affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the holders of the Notes or any Note Guarantee; or

(xiii)                      make any change in the preceding amendment and waiver provisions.

Section 9.03                                        Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04                                        Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the consenting Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if a notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee, or the Company, receives written notice of revocation before the date on which the Company certifies to such Trustee that the Holders of the requisite principal amount of Notes have consented to such amendment or waiver.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.  After an amendment, supplement or waiver under this Indenture becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or waiver.  However, the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of the amendment or waiver.

Section 9.05                                        Notation on or Exchange of Notes.

(a)                                                          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)                                                         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                                        Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental Note Document authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amendment or supplemental Note Document until its Board of Directors approves it.  In executing any amended or supplemental Note Document, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied.

ARTICLE TEN
SECURITY

Section 10.01                                  Security.

(a)                                                          On the Issue Date, the Notes shall be secured equally and ratably by first priority security interests on the Pledged Funds deposited in the Escrow Account.  Upon release of the Pledged Funds deposited in the Escrow Account, the first priority liens over the Pledged Funds shall be released.  On the Acquisition Closing Date, effective upon the execution of the Security Documents by the parties thereto, the obligations of the Company and the Guarantors with respect to the Notes and the Note Guarantees, all obligations under any future Priority Lien Debt, all other Priority Lien Obligations and the performance of all other obligations of the Company and the Guarantors under the Note Documents shall, subject to the Intercreditor Agreement, be secured equally and ratably by first priority security interests (subject to Permitted Liens) on substantially all of the tangible and intangible assets of the Parent, the Company and the Subsidiary Guarantors, whether now owned or hereinafter acquired, including, but not limited to, all existing and future Capital Stock and intercompany debt of each wholly-owned direct or indirect Domestic Subsidiary of the Parent and all existing and future Capital Stock of any Foreign Subsidiary owned directly by the Parent, the Company or any Subsidiary Guarantor (limited in the case of any such Foreign Subsidiaries to 100% of the Capital Stock not entitled to vote and 66% of the Capital Stock entitled to vote, and excluding Domestic Subsidiaries of Foreign Subsidiaries), accounts receivable, deposit accounts, inventory, equipment, leasehold interests, investment property, intellectual property, other general intangibles and real property, and proceeds of the foregoing, subject to Section 10.01(b) (collectively, the “Collateral”), granted to the Collateral Agent for the benefit of the holders of the Priority Lien Obligations, all as more fully set forth in the Security Documents.

(b)                                                         Notwithstanding Section 10.01(a), the Collateral shall exclude certain items of property, including without limitation:

(i)                                   any Capital Stock of any Foreign Subsidiaries directly owned by the Parent or any Guarantor in excess of 66% of the Capital Stock entitled to vote of such Foreign Subsidiaries;

(ii)                                any Capital Stock of any Foreign Subsidiary indirectly owned by the Parent, the Company or any Subsidiary Guarantor and Domestic Subsidiaries of Foreign Subsidiaries;

(iii)                             any rights under any lease, contract or agreement (including, without limitation, any license for intellectual property) to the extent that the granting of a security interest therein is specifically prohibited by law or in writing  by, or would constitute an event of default under or would grant a party a termination right under, any agreement governing such right unless such prohibition is not enforceable or is otherwise ineffective under applicable law; and

(iv)                           certain other items agreed by the parties and as more fully set forth in the Security Documents.

Section 10.02                                  Equal and Ratable Sharing of Collateral by Holders of Priority Lien Debt.

(a)                                                          Notwithstanding:

(i)                                   anything to the contrary contained in the Security Documents;

(ii)                               the time of Incurrence of any Series of Priority Lien Debt;

(iii)                            the order or method of attachment or perfection of any Liens securing any Series of Priority Lien Debt;

(iv)                            the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(v)                               the time of taking possession or control over any Collateral;

(vi)                            that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(vii)                         the rules for determining priority under any law governing relative priorities of Liens:

(1)                                  all Liens at any time granted to secure any of the Priority Lien Debt shall, subject to the Intercreditor Agreement, secure, equally and ratably, all present and future Priority Lien Obligations; and

(2)                                  all proceeds of all Liens at any time granted to secure any of the Priority Lien Debt and any of the other Priority Lien Obligations shall, subject to the Intercreditor Agreement, be allocated and distributed equally and ratably on account of the Priority Lien Debt and the other Priority Lien Obligations; provided, that in the absence of an Event of Default, the Parent shall be entitled to utilize cash proceeds of Collateral in the ordinary course of its business or as may be required by its financing agreements.

(b)                                                         The foregoing provision is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Debt Representative and the Collateral Agent as holder of Priority Liens.  No other Person shall be entitled to rely on, have the benefit of or enforce this provision.  The Priority Debt Representative of each future Series of Priority Lien Debt shall be required to deliver a Priority Debt Sharing Confirmation to the Collateral Agent and the Trustee at the time of Incurrence of such Series of Priority Lien Debt.

(c)                                                          The Security Documents shall be subject to the applicable rights of the parties in the Intercreditor Agreement.

Section 10.03                                  Relative Rights.

(a)                                                          Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee and/or the Collateral Agent to enter into the Security Documents, the Intercreditor Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith.

(b)                                                         Nothing in the Note Documents shall:

(i)                                    impair, as between the Company and the Holders of the Notes, the obligation of Company to pay principal of, premium and interest, if any, on the Notes in accordance with their terms or any other obligation of the Company or any other Obligor under the Note Documents;

(ii)                                affect the relative rights of Holders of Notes as against any other creditors of the Company or any other Obligor under the Note Documents (other than holders of other Priority Liens);

(iii)                             restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the Intercreditor Agreement);

(iv)                            restrict or prevent any Holder of Notes or other Priority Lien Obligations, the Trustee, the Collateral Agent or other Person on their behalf from exercising any of its rights or remedies upon a Default or Event of Default not specifically prohibited or restricted by the Intercreditor Agreement; or

(v)                                restrict or prevent any Holder of Notes or other Priority Lien Obligations, the Trustee, the Collateral Agent or any other Person on their behalf from taking any lawful action in an insolvency or liquidation proceeding not specifically prohibited or restricted by the Intercreditor Agreement.

Section 10.04                                  Release of Security Interests in Respect of Notes.

(a)                                                          The Collateral Agent’s Liens upon the Collateral shall no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the rights of the Holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Agent’s Liens on Collateral shall terminate and be discharged:

(i)                                   upon satisfaction and discharge of this Indenture as set forth under Section 12.01;

(ii)                                upon a Legal Defeasance or Covenant Defeasance of the Notes as set forth under Article Eight;

(iii)                             upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged; or

(iv)                             in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions provided in Article Nine.

(b)                                                         The Collateral Agent’s Liens upon the Collateral shall no longer secure the Note Guarantee of any Subsidiary Guarantor upon the release of a Subsidiary Guarantor of its obligations under its Note Guarantee in accordance with Section 11.04, and the assets of such Subsidiary Guarantor will no longer constitute Collateral in accordance with the terms of the Intercreditor Agreement.

Section 10.05                                  Release of Collateral

(a)                                                          The Collateral subject to the Security Documents may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of this Indenture, the Security Documents, the Intercreditor Agreement and any additional Intercreditor Agreement.

(b)                                                         The release of any Collateral shall not be deemed to impair the security in contravention of the provisions of this Indenture if and to the extent such assets are released pursuant to the terms of this Indenture, the Security Documents, the Intercreditor Agreement and any additional intercreditor agreement.

(c)                                                          In the event that the Company seeks to release the Collateral, the Company shall deliver an Officer’s Certificate to the Trustee and the Collateral Agent setting forth that the specified release complies with the terms of this Indenture, the Security Documents, the Intercreditor Agreement and any additional intercreditor agreement.

(d)                                                         Subject to the terms and conditions of the relevant Security Documents and Intercreditor Agreement and any additional intercreditor agreement, the Trustee shall, if so requested by the Company or the Collateral Agent, authorize the Collateral Agent to execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents and the Intercreditor Agreement and any additional intercreditor agreement.

Section 10.06                                  Compliance with Trust Indenture Act

(a)                                                          The Company shall comply with the applicable provisions of the TIA as they relate to the Collateral, including Section 314(b) of the TIA.

(b)                                                         The Company shall cause Section 313(b) of the TIA, relating to reports, and Section 314(d) of the TIA, relating to the release of property and to the substitution therefor of any property to be pledged as collateral for the Notes, to be complied with, whether or not this Indenture is qualified under the TIA. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Company except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Section 10.06(b), the Company shall not be required to comply with all or any portion of Section 314(d) of the TIA if the Company determines, in good faith based on advice of counsel, that under the terms of Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including ‘‘no action’’ letters or exemptive orders, all or any portion of Section 314(d) is inapplicable.

Section 10.07                                  Further Assurances.

(a)                                                          The Parent shall, and shall cause the Company and the Subsidiary Guarantors to, at their sole expense, do or cause to be done all acts and things which may be required, or which the Trustee from time to time may reasonably request, which request the Trustee shall not be obligated to make, to assure and confirm that the Collateral Agent holds, for the benefit of the Holders of the Notes and the Note Guarantees thereof and the Trustee, duly created, enforceable and perfected first priority Liens and security interests in the Collateral (subject to Permitted Liens).

(b)                                                         As necessary, or upon reasonable request of the Trustee or the Collateral Agent, which request neither the Trustee nor the Collateral Agent shall be obligated to make, the Parent shall, and shall cause the Company and each Subsidiary Guarantor to, at their sole expense, promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents and take such other actions as shall be required or which the Trustee or the Collateral Agent may reasonably request to create, perfect, protect, assure, transfer, confirm or enforce the Liens and benefits intended to be conferred as contemplated by this Indenture and the Security Documents for the benefit of the Holders of the Notes and the Note Guarantees thereof and the Trustee (if applicable), including with respect to after-acquired Collateral.  If the Parent, the Company or such Subsidiary Guarantor fails to do so, the Trustee or the Collateral Agent is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents and, subject to the provisions of the Security Documents, take such other actions in the name, place and stead of the Parent, the Company or such Subsidiary Guarantor.

Section 10.08                                  After-Acquired Property.

(a)                                                          Subject to Permitted Liens and the terms of the Security Documents, upon the acquisition by the Company or any Guarantor after the Issue Date of (1) any assets, including, but not limited to, subject to Section 10.09, any after-acquired real property or any equipment or fixtures that constitute accretions, additions or technological upgrades to the equipment or fixtures that form part of the Collateral, or (2) any Replacement Assets out of the Net Proceeds in compliance with Section 4.08, the Company or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements, title insurance, certificates and Opinions of Counsel as may be necessary to vest in the Collateral Agent or the Trustee, as the case may be, a perfected security interest, subject only to Permitted Liens, in such after-acquired property and to have such after-acquired property added to the Collateral, including the delivery of title insurance, surveys and Opinions of Counsel with respect to after acquired real property, and thereupon all provisions of this Indenture, the Notes and the Security Documents relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect, including the delivery of title insurance, surveys and opinions of counsel with respect to after-acquired real property.

(b)                                                         In addition, if, after the Issue Date, the Company or any Restricted Subsidiary grants any Lien on any leasehold interest in real property to secure any other Indebtedness of the Parent or any Restricted Subsidiary, the Company or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements, title insurance, certificates and Opinions of Counsel as may be necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens, in such leasehold interest and to have such leasehold interest added to the Collateral, and thereupon all provisions of this Indenture, the Notes and the Security Documents relating to the Collateral shall be deemed to relate to such leasehold interest to the same extent and with the same force and effect.

Section 10.09                                  Impairment of Security Interest.

Neither the Parent nor any of its Restricted Subsidiaries shall take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent, the Trustee and the Holders with respect to the Collateral.  Neither the Parent nor any of its Restricted Subsidiaries shall grant to any Person, or permit any Person to retain (other than the Collateral Agent or the Trustee), any interest whatsoever in the Collateral, other than Permitted Liens (including Liens securing the Revolving Credit Facility) and dispositions of Collateral in compliance with this Indenture and the Security Documents.  Neither the Parent nor any of its Restricted Subsidiaries shall enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes and the Security Documents.  The Parent shall, and shall cause the Company and each Subsidiary Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee or the Collateral Agent shall reasonably request, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Security Documents.

Section 10.10                                  Real Estate Mortgages and Filings.

With respect to any fee interest in any real property (individually and collectively, the “Premises”) owned by the Company or a Guarantor on the Acquisition Closing Date or acquired by the Company or a Guarantor after the Acquisition Closing Date in each case having a Fair Market Value in excess of $1,000,000:

(a)                                  the Company shall deliver to the Collateral Agent, as mortgagee or beneficiary as applicable, on behalf of the Holders of the Notes and the lenders under the

Revolving Credit Facility, copies of fully executed counterparts of Mortgages, duly executed, acknowledged and filed by the Company or the applicable Guarantor, and in form suitable for filing or recording, in all filing or recording offices that the Company shall deem reasonably necessary or in its reasonable judgment desirable in order to create a valid first and subsisting first priority Lien on the Premises described therein in favor of the Collateral Agent for the benefit of the Holders and the lenders under the Revolving Credit Facility, subject only to Permitted Liens, together with evidence of the payment of all filing fees and taxes (including mortgage recording taxes) in connection therewith (or that arrangements reasonably satisfactory to the Collateral Agent for such payment have been made), and evidence that all other actions necessary to perfect and protect the liens secured by the Mortgages have been taken;

(b)                                 the Collateral Agent shall have received mortgagee’s title insurance policies or binding commitments to issue such policies from financially sound and reputable insurers in favor of the Collateral Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of the Holders of the Notes and the lenders under the Revolving Credit Facility, in the amounts and in the form necessary, with respect to the Premises purported to be covered by such Mortgage, to insure that the interests created by the Mortgage constitute valid first priority Liens thereon free and clear of all other Liens, other than Permitted Liens, and such policies shall also include, to the extent available, such other endorsements, coinsurance and reinsurance as may be reasonably requested by the Revolver Agent and shall be accompanied by evidence of the payment in full of all premiums thereon; and

(c)                                  the Company shall, or shall cause the Guarantors to, deliver to the Collateral Agent with respect to each of (x) the Premises owned on the Acquisition Closing Date and (y) the Premises acquired after the Acquisition Closing Date, (A) American Land Title Association/American Congress on Surveying and Mapping form surveys in a manner reasonably satisfactory to the Collateral Agent (including any updates or affidavits that the title company may reasonably require in connection therewith), (B) local counsel opinions for the benefit of the Collateral Agent, the Holders of the Notes, the Trustee and the administrative agent and lenders under the Revolving Credit Facility, (C) fixture filings and (D) such other documents, instruments, certificates and agreements as are identified in the closing or annual Opinion of Counsel to the Company in order to comply with clauses (a) and (b) above and to perfect the Collateral Agent’s security interest in such covered Premises.

Section 10.11                                  Perfection at Acquisition Closing Date.

The Company and the Initial Guarantors shall use reasonable best efforts to perfect on the Acquisition Closing Date the security interests in the Collateral for the benefit of the Holders of the Notes.  To the extent that any such security interest cannot be perfected by the Acquisition Closing Date, the Company and the Initial Guarantors shall use reasonable best efforts to have all security interests perfected, to the extent required by the Security Documents, promptly following the Acquisition Closing Date, but in any event shall perfect such Lien no later than 90 days thereafter.

Section 10.12                                  Compliance with Security Documents.

The Parent shall, and shall cause each of its Restricted Subsidiaries to, comply with the provisions of the Security Documents to the extent each is a party thereto, except as otherwise provided in this Indenture.

ARTICLE ELEVEN
NOTE GUARANTEES

Section 11.01                                  Guarantee.

(a)                                                          Effective upon the execution of the supplemental indenture substantially in the form attached hereto as Exhibit D by the parties thereto, subject to this Article Eleven, each of the Guarantors hereby, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of, this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:  (a) the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                                         The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                                                          If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)                                                         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors shall have the right to seek contribution from any non paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02                                  Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to such Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03                                  Notation Not Required.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee of each applicable Guarantor set forth in this Indenture or any supplemental indenture on behalf of such Guarantor.  Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee.

Section 11.04                                  Releases.

(a)                                                          Any Subsidiary Guarantor shall be released and relieved of any obligations under its Note Guarantee (and Section 4.17(b) hereof shall not apply):

(i)                                   in connection with any sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Parent, if the sale of all such Capital Stock of that Subsidiary Guarantor complies with Section 4.08 hereof;

(ii)                                if the Parent designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary under this Indenture;

(iii)                             solely in the case of a Note Guarantee created pursuant to Section 4.17(b) hereof, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to Section 4.17(b), except a discharge or release by or as a result of payment under such Guarantee.

(b)                                                         Upon any such occurrence specified in Section 11.04(a) hereof, the Trustee shall execute documents reasonably required in order to evidence the release, discharge and termination in respect of such Note Guarantee.  Neither the Parent nor any Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any such release, discharge and termination in respect of such Note Guarantee.

(c)                                                          Any Subsidiary Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article Eleven.

Section 11.05                                  Subsidiary Guarantors May Consolidate, Etc., on Certain Terms

(a)                                                          A Subsidiary Guarantor shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than the Parent, the Company or another Subsidiary Guarantor, unless:

(i)                                   immediately after giving effect to that transaction, no Default or Event of Default exists; and

(ii)                                either:

(A)                              the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia, assumes all the obligations of that Subsidiary Guarantor under this Indenture, its Note Guarantee, the Registration Rights Agreement and the Security Documents pursuant to a supplemental indenture satisfactory to the Trustee; or

(B)                                such sale or other disposition or consolidation or merger complies with Section 4.08 hereof, to the extent applicable.

ARTICLE TWELVE
SATISFACTION AND DISCHARGE

Section 12.01           Satisfaction and Discharge.

(a)                   This Indenture and the Security Documents shall be discharged and shall cease to be of further effect as to all Notes issued thereunder, when:

(i)            either:

(A)          all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(B)           all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(ii)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(iii)          the Company or any Guarantor has paid or caused to be paid all sums then payable by it under this Indenture; and

(iv)          the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

(b)                   The Company shall deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge as contemplated by this Article Twelve shall have been satisfied.

Section 12.02           Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 12.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money shall be segregated from other funds except to the extent required by law.

Section 12.03           Repayment to the Company.

Subject to applicable laws relating to abandoned property, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium and Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

ARTICLE THIRTEEN
MISCELLANEOUS

Section 13.01           Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 13.02           Notices.

(a)                   Any notice or communication by the Company or any Guarantor, on the one hand, or the Trustee, on the other hand, to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Guarantor:

Geokinetics Holdings USA, Inc.

1500 CityWest Blvd, Suite 800

Houston, Texas 77042

Facsimile:  281-848-6986

Attention:  Scott A. McCurdy, Vice President

With courtesy copies to:

Haynes and Boone, LLP

1 Houston Center

1221 McKinney, Suite 2100

Houston, Texas 77010

Facsimile:  (713) 547-2081

Attention:  George G. Young, III

If to the Trustee:

U.S. Bank National Association

5555 San Felipe Street, Suite 1150

Houston, TX 77056

Facsimile:  (713) 235-9213

Attention:  Steven A. Finklea

(b)                   The Company, the Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c)                   All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d)                   Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e)                   If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f)                    If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03           Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to its rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04           Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05           Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06           Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07           No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of

Notes by accepting a Note waives and releases these individuals from this liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08           Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

Section 13.09           Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in The City of New York or the courts of the State of New York in each case located in The City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties (to the fullest extent permitted by applicable law) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that such suit, action or other proceeding has been brought in an inconvenient forum.

Section 13.10           No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Parent or any of its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11           Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.04 hereof.

Section 13.12           Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not (to the fullest extent permitted by applicable law) in any way be affected or impaired thereby.

Section 13.13           Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.14           Acts of Holders.

(a)                   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 13.14.

(b)                   The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                   Notwithstanding anything to the contrary contained in this Section 13.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04 hereof.

(d)                   If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Notwithstanding TIA § 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 hereof and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)                   Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefore or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(f)                    Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 13.15           Benefit of Indenture.

Nothing, in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.16           Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.17           Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE OR THE NOTES.

Section 13.18           U.S.A. Patriot Act.

The Trustee hereby notifies the Company and the Parent that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Company and the Parent, which information includes the name and address of the Company and the Parent and other information that will allow the Trustee to identify the Company and the Parent in accordance with the Patriot Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURES

GEOKINETICS HOLDINGS USA, INC.

By:	/s/ Scott A. McCurdy
	Name:	Scott A. McCurdy
	Title:	Vice President

GEOKINETICS INC.

By:	/s/ Scott A. McCurdy
	Name:	Scott A. McCurdy
	Title:	Vice President and Chief Financial Officer

Indenture

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:	/s/ Steven A. Finklea
	Name:	Steven A. Finklea
	Title:	Vice President

Indenture

EXHIBIT A

[Face of Note]

[Insert applicable legends pursuant to the provisions of the Indenture].

CUSIP  [         ]

ISIN [         ]

No.	**$[ ]**

GEOKINETICS HOLDINGS USA, INC.

9.75% Senior Secured Note due 2014

Issue Date:  [        ]

GEOKINETICS HOLDINGS USA, INC. (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [     ] DOLLARS ($[           ]) on December 15, 2014.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

GEOKINETICS HOLDINGS USA, INC.

By:
Name:
Title:

This is one of the 9.75% Senior Secured Notes due 2014 to which reference is made in the within-mentioned Indenture.

Dated: [ ]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Reverse Side of Note]

GEOKINETICS HOLDINGS USA, INC.

9.75% Senior Secured Note due 2014

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest.  The Company promises to pay interest on the principal amount of this Note at 9.75% per annum from the date hereof until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below.  Interest on the Notes will be payable semiannually in arrears on June 15 and December 15 of each year, commencing on June 15, 2010.  The Company will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1.  Any Additional Interest due will be paid on the same dates as interest on the Notes.  The Company shall pay interest (including post petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and premium and Additional Interest (without regard to any applicable grace period), at the same rate to the extent lawful.  Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid.  Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.

2.             Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 next preceding the interest payment date, even if such Notes are canceled after such record date and on or before such interest payment date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, interest and premium and Additional Interest, if any, at the offices or agencies of one or more Paying Agents and Registrars maintained for such purpose in The City of New York, New York, or, at the option of the Company, payment of interest, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to the principal of, and premium, if any, interest and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in U.S. dollars.

3.             Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without prior notice to any Holder.  The Parent or any of its Subsidiaries may act in any such capacity.

4.             Indenture.  The Company issued the Notes under an Indenture dated as of December 23, 2009 (the “Indenture”) among the Company, the Parent and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the

Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall (to the fullest extent permitted by law) govern and be controlling.  The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.

5.             Optional Redemption.

(a)                   Except as set forth in clause (b) and (c) below, the Company shall not have the option to redeem the Notes prior to December 15, 2011.  On and after December 15, 2011, the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (including any Additional Interest) on the Notes to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2011	104.875%
2012	102.438%
2013 and thereafter	100.000%

(b)                   Prior to December 15, 2011, the Company may on any one or more occasions redeem up to (i) 10% of the original principal amount of the Notes during each 12-month period beginning December 15, 2009 at a redemption price of 103% of the principal amount thereof and (ii) 35% of the original principal amount of the Notes with the net cash proceeds of one or more Equity Offerings by the Parent at a redemption price of 109.75% of the principal amount thereof, plus in each case accrued and unpaid interest (including Additional Interest) to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), provided that, in the case of clause (ii), (A) at least 65% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and (B) the redemption occurs within 60 days after the closing of such Equity Offering.

(c)                   At any time prior to December 15, 2011, upon not less than 30 nor more than 60 days’ notice mailed by first-class mail to each Holder’s registered address, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

6.             Mandatory Redemption.  If (i) the Acquisition is not is not consummated on or prior to March 15, 2010 or the Acquisition Purchase Agreement is terminated (the “Escrow Release Date”) or (ii) on or prior to the Escrow Release Date, the Escrow Agent shall not have received the officers’ certificate described in Section 7(a) of the Pledge Agreement or the Escrow Agent receives an Officers’ Certificate of the Company stating that, in the sole judgment of the Company, the Acquisition will not be consummated, the Company shall redeem

(the “Special Mandatory Redemption”) the Notes, in whole but not in part, at a redemption price in cash equal to 101% of the issue price of the Notes, plus accrued and unpaid interest thereon, from, and including, the Issue Date to, but excluding, the redemption date, in accordance with the provisions of Section 3.08 of the Indenture.

Except as provided by the preceding paragraph, the Company shall not be required to make mandatory or sinking fund payments with respect to the Notes

7.             Selection and Notice of Redemption.  Any redemption pursuant to paragraph 5 above shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

8.             Repurchase at Option of Holder.

(a)                   Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes on the terms set forth in the Indenture at a purchase price in cash equal to not less than 101% of the aggregate principal amount thereof plus accrued and unpaid interest, and Additional Interest, if any, thereon, to the date of repurchase; provided that the Company shall not be obligated to repurchase Notes in the event that it has exercised its right to redeem all of the Notes described in paragraph 5 above.

(b)           The Company is, subject to certain conditions, obligated to make an offer to repurchase Notes at 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, which shall be payable in cash, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the terms of the Indenture, all as more particularly described in the Indenture.

9.             Denominations, Transfer and Exchange.  The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  As set forth more fully in the Indenture,  (a) the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the Indenture; (b) the Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part; and (c) the Company need not transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.           Collateral.            On the Acquisition Closing Date, the obligations of the Company under the Notes and the Guarantors under their Guarantees will be secured by a first priority security interest on substantially all property and assets of the Company and the Guarantors constituting Collateral.

11.           Persons Deemed Owners.  The registered Holder of a Note shall be treated as its owner for all purposes.

12.           Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal of the Notes then outstanding and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).  The Indenture may also be amended without the consent of any Holders as provided in the Indenture.

13.           Defaults and Remedies.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes shall become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default.  Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  As more particularly provided in the Indenture, (a) subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power; (b) the Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest, if any) if it determines that withholding notice is in their interest; and (c) the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest, if any, on, or the principal of, the Notes.

14.           Trustee Dealings with the Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15.           Guarantees.  On the Acquisition Closing Date, the Company’s obligations under the Notes will be guaranteed on a joint and several basis by each of the Guarantors to the extent set forth in the Indenture.

16.           No Recourse Against Others.  No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases these individuals from this liability.  The waiver and release are part of the consideration for issuance of the Notes.

17.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

18.           Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated December 23, 2009, among the Company, the Parent and the parties named on the signature pages thereof or, in the case of Additional Notes, the Holders of Additional Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company, the Parent and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of Additional Notes (the “Registration Rights Agreement”).

19.           CUSIP and ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.           GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

Geokinetics Holdings USA, Inc.

One Riverway, Suite 2100

Houston, Texas 77056

Facsimile:  281-398-9996

Attention:  Scott A. McCurdy, Vice President

With courtesy copies to:

Haynes and Boone, LLP

1 Houston Center

1221 McKinney, Suite 2100

Houston, Texas 77010

Facsimile:  (713) 236-5699

Attention:  George G. Young, III

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 or 4.09 of the Indenture, check the box below:

☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.08 or 4.09 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Officer of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

[Name of Company]

[Address]

[Name of Company]

[Address]

Re:  9.75% Senior Secured Notes due 2014

Reference is hereby made to the Indenture, dated as of December 23, 2009 (the “Indenture”), among Geokinetics Holdings USA, Inc., a Delaware corporation (the “Company”), Geokinetics Inc., a Delaware corporation and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                           (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $                       in such Note[s] or interests (the “Transfer”), to                                                         (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐                                    1.☐                           Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Restricted Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Restricted Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

☐                                    2.☐                           Check if Transferee shall take delivery of a beneficial interest in a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and either (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

☐                                    3.☐                           Check and complete if Transferee shall take delivery of a beneficial interest in a Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐  (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification);

or

☐  (b) such Transfer is being effected to the Company or a subsidiary thereof;

or

☐  (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.                 ☐          Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐                                    (a)                                  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on the Restricted Definitive Notes and in the Indenture.

☐                                    (b)                                 Check if Transfer is pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on the Restricted Definitive Notes and in the Indenture.

☐                                    (c) ☐  Check if Transfer is pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

(A)                              ☐  a beneficial interest in the:

(i)                                     ☐  144A Global Note (CUSIP [     ]); or

(ii)                                  ☐  Regulation S Global Note (CUSIP [    ]); or

(B)                                ☐  a Restricted Definitive Note.

2.                                       After the Transfer the Transferee will hold:

[CHECK ONE]

(A)                              ☐  a beneficial interest in the:

(i)                                     ☐  144A Global Note (CUSIP [    ]); or

(ii)                                  ☐  Regulation S Global Note (CUSIP [    ]); or

(iii)                               ☐  Unrestricted Global Note (CUSIP [     ]); or

(B)                                ☐  a Restricted Definitive Note; or

(C)                                ☐  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

[Name of Company]

[Address]

[Name of Company]

[Address]

Re:  9.75% Senior Secured Notes due 2014

Reference is hereby made to the Indenture, dated as of December 23, 2009 (the “Indenture”), among Geokinetics Holdings USA, Inc., a Delaware corporation (the “Company”), Geokinetics Inc., a Delaware corporation and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $                         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.☐                           Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

☐                                    (a)☐        Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐                                    (b)                                 Check if Exchange is from beneficial interest in a Restricted Global Note to an Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐                                    (c)                                  Check if Exchange is from a Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐                                    (d)                                 Check if Exchange is from a Restricted Definitive Note to an Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                       ☐   Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

☐                                    (a)☐        Check if Exchange is from beneficial interest in a Restricted Global Note to a Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

☐                                    (b)                                 Check if Exchange is from a Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]:

☐  144A Global Note, ☐

☐  Regulation S Global Note,

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

GEOKINETICS HOLDINGS USA, INC.,

GEOKINETICS INC.,

THE SUBSIDIARY GUARANTORS NAMED HEREIN

and

U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE

SUPPLEMENTAL INDENTURE NO. [    ]

Dated as of [    ]

to

INDENTURE

Dated as of December 23, 2009

among

GEOKINETICS HOLDINGS USA, INC.,

GEOKINETICS INC.,

and

U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE

$300,000,000

9.75% Senior Secured Notes due 2014

SUPPLEMENTAL INDENTURE NO. [    ], dated as of [    ], among Geokinetics Holdings USA, Inc., a Delaware Corporation (the “Company”), Geokinetics Inc. (the “Parent”), the subsidiaries of the Parent named on the signature pages hereto (the “Subsidiary Guarantors” and, together with the Parent, the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”) under the hereafter defined Indenture.

WHEREAS the Company and the Parent heretofore executed and delivered to the Trustee an Indenture dated as of December 23, 2009 (the “Indenture”), providing for the issuance of up to $300,000,000 aggregate principal amount of the Company’s 9.75% Senior Secured Notes due 2014 (the “Notes”); and

WHEREAS, pursuant to the terms of the Pledge Agreement, the Company has deposited an amount equal to 101% of the gross proceeds from the sale of the Notes, plus an additional amount of cash equivalent to accrued interest from, and including, the date of issuance of the Notes to, but excluding, March 15, 2010 (the “Pledged Funds”), into the Escrow Account pending the consummation of the Acquisition; and

WHEREAS, on the Acquisition Closing Date, the Pledged Funds have been released in accordance with the Pledge Agreement; and

WHEREAS, pursuant to Section 4.18 of the Indenture, the Parent and the Subsidiary Guarantors are each required to provide a Note Guarantee by executing this Supplemental Indenture on the Acquisition Closing Date; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly and validly authorized by the Company and each of the Subsidiary Guarantors and the Parent; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE

REAFFIRMATION AND ACCESSION

SECTION 1.01.  Reaffirmation.  Each of Company and the Parent hereby expressly and unconditionally reaffirms each and every covenant, agreement and undertaking of such party in the Indenture.

SECTION 1.02.  Parent Guarantee.  The Parent hereby fully and unconditionally guarantees, on a secured, senior, joint and several basis, the Obligations to the extent provided in, and subject to the limitations set forth in, Article 11 of the Indenture.

SECTION 1.03.  Subsidiary Guarantees and Accession of Subsidiary Guarantees.  Each Subsidiary Guarantor hereby fully and unconditionally guarantees, on a secured, senior, joint and several basis, the Obligations to the extent provided in, and subject to the limitations set forth in, Article 11 of the Indenture, and further expressly and unconditionally agrees to be bound by each and every other covenant, agreement and undertaking of such Subsidiary Guarantor in the Indenture.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 2.01.                                         Terms Defined. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

SECTION 2.02.                                         Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

SECTION 2.03.                                         Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 2.04.                                         Successors. All agreements of the Company and any Guarantor in this Supplemental Indenture and the Notes shall bind their respective successors.

SECTION 2.05.                                         Multiple Counterparts. This Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Supplemental Indenture.

SECTION 2.06.                                         Effectiveness. The provisions of this Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of the Indenture.

SECTION 2.07.                                         Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, the Parent and the Subsidiary Guarantors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and each Guarantor by corporate action or otherwise, (iii) the due execution hereof by the Company and each Guarantor and (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

SECTION 2.08.                                         Jurisdiction. The Company and each Guarantor agree that any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture, the Note Guarantee or the Notes or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America located in The City of New York or the courts of the State of New York in each case located in The City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties (to the fullest extent permitted by applicable law) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that such suit, action or proceeding has been brought in an inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No.  [    ] to be duly executed as of the date first written above.

GEOKINETICS HOLDINGS USA, INC.

By:
Name:
Title:

GEOKINETICS INC.

By:
Name:
Title:

[NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title
[Insert Subsidiary Guarantor signature blocks]

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION,

By:
Name:
Title:	Vice President

EXHIBIT E

FORM OF RECOGNITION AGREEMENT

This RECOGNITION AGREEMENT (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”) dated as of [•], 20[•], by and among GEOKINETICS HOLDINGS USA, INC., a Delaware corporation (the “Company”), GEOKINETICS INC., a Delaware corporation (the “Parent”), U.S. BANK NATIONAL ASSOCIATION, in its capacity as trustee under the Indenture referred to below (the “Trustee”) and                             .

W I T N E S S E T H:

(A)    Reference is made to that certain Indenture, dated as of December 23, 2009, by and among the Parent, the Company, the parties named as guarantors thereunder and the Trustee (as the same may be amended, modified, supplemented or restated from time to time, the “Indenture”); terms capitalized herein but not defined herein having the meanings set forth therefor in the Indenture;

(B)      Reference is made to that certain [agreement], dated as of [•] [•], 20[•], [by and among]/[between] [•] and [•] (the “Agent”) and the [lenders] party thereto (as the same may be amended, modified, supplemented or restated from time to time, the “                          “);

(C)      Pursuant to the [agreement] and subject to the terms and conditions therein set forth, the [•] [lenders] has/have agreed to make [a loan] [loans] to [the Company] in the maximum aggregate principal amount of up to [•] (the “Loan[s]”);

(D)     To secure the [Company’s] obligations under the [agreement], the [Company] has granted to [•] a lien securing the Loan;

(E)       It is a condition precedent to the [Loan[s]] that the [Company] enter into this Agreement with [•].

NOW, THEREFORE, in consideration of the making of the [Loan[s]] and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

1.                                  Recognition of Existing Liens.  The [Agent on behalf of the lenders] hereby recognizes that the liens securing the [Loan[s]] are [secured equally and ratably within] or [subordinated (in the mannaer set forth in the documentation relating to the [Loan[s]]) to] the liens established in favor of the Collateral Trustee under the Intercreditor Agreement for the benefit of the Secured Parties (as defined in the Intercreditor Agreement) and agrees to each of the provisions of the Intercreditor Agreement applicable to it.

2.                                  Notices.  All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered to the designated person or sent by (a) certified or registered United States mail, postage prepaid or (b) expedited overnight prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided in this Section):

If to Agent:

[•]

with copies to:

[•]

If to the Company:

Geokinetics Holdings USA, Inc.

1500 CityWest Blvd

Suite 800

Houston, TX 77042

If to [•]:

A notice shall be deemed to have been given:  in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited overnight prepaid delivery, upon the first attempted delivery on a Business Day.

3.                                  Amendments, Waivers in Writing.  This Agreement shall not be amended or modified except by an agreement in writing, signed by all parties hereto, and no provision hereof may be waived except by an instrument in writing signed by Agent.

4.                                  GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

5.                                  WAIVER OF JURY TRIAL.  EACH PARTY HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS (INCLUDING THIS AGREEMENT), OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT

TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

6.                                  Severability.  Any provision of this Agreement, which may be determined by competent authority to be prohibited or unenforceable in the jurisdiction of such competent authority, as to such jurisdiction, shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Each such invalid or unenforceable provision will be ineffective only to the extent of such invalidity or unenforceability.

7.                                  Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.  Notwithstanding the foregoing, neither the Parent nor the Company may assign its rights or obligations hereunder without Agent’s prior approval in each instance.

8.                                  Section Headings.  The Section headings used in this Agreement are for convenience of reference only and do not constitute part of this Agreement for any purpose, and shall not be deemed to limit or expand the express terms hereof.

9.                                  Counterparts.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original and all of which together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.  Any delivery of a counterpart signature by telecopier shall, however, be promptly followed by delivery of a manually executed counterpart.

10.                            Company Certification.  The Company hereby certifies and affirms that in connection with the incurrence of the [Loan[s]] and the granting of liens in connection therewith, it has complied in all respects with the applicable provisions of Section 3.8 of the Intercreditor Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY:

GEOKINETICS HOLDINGS USA, INC.

By:
Name:
Title:

PARENT:

GEOKINETICS INC.

By:
Name:
Title:

SUBSIDIARY GUARANTOR:

By:
Name:
Title:

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

AGENT:

[•]

By:
Name:
Title: